EXECUTION COPY




                   AGREEMENT AND PLAN OF MERGER (this
              "Agreement") dated as of November 22, 1998, between UNUM CORPORATION, a Delaware corporation ("UNUM"), and PROVIDENT COMPANIES, INC., a Delaware corporation ("Provident").


         WHEREAS the respective Boards of Directors of UNUM and Provident have approved and declared advisable this Agreement and the merger of UNUM with and into Provident (the "Merger"), with Provident as the surviving corporation (the "Surviving Corporation"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.10 per share, of UNUM ("UNUM Common Stock"), other than shares owned by Provident or UNUM, will be converted, subject to the prior effectiveness of the Reverse Stock Split (as defined in Section 3.01(n)), into one share of common stock, par value $.10 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"); provided, however, that immediately prior to the Effective Time (as defined in Section 1.03), Provident shall effect the Reverse Stock Split, pursuant to which, among other things, each issued and outstanding share of common stock, par value $1.00 per share, of Provident ("Provident Common Stock") shall be reclassified and converted into (assuming the effectiveness of the Merger) 0.730 of a validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock;

         WHEREAS the respective Boards of Directors of UNUM and Provident have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS UNUM and Provident desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;


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         WHEREAS, substantially concurrently herewith and as a condition and inducement to UNUM's willingness to enter into this Agreement, UNUM and certain stockholders of Provident have entered into a Stockholders Agreement (the "Stockholders Agreement");

         WHEREAS, immediately following the due execution and delivery of this Agreement, Provident and UNUM will enter into a stock option agreement (the "Provident Stock Option Agreement"), pursuant to which Provident will grant UNUM the option (the "Provident Option") to purchase shares of Provident Common Stock, upon the terms and subject to the conditions set forth therein; and

         WHEREAS, immediately following the due execution and delivery of this Agreement, UNUM and Provident will enter into a stock option agreement (the "UNUM Stock Option Agreement" and, together with the Provident Stock Option Agreement, the "Option Agreements"), pursuant to which UNUM will grant Provident the option (the "UNUM Option") to purchase shares of UNUM Common Stock, upon the terms and subject to the conditions set forth therein.


         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   The Merger
                                   ----------

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), UNUM shall be merged with and into Provident at the Effective Time. Following the Effective Time, Provident, as the Surviving Corporation, shall succeed to and assume all the rights and obligations of UNUM in accordance with the DGCL.

         SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the fifth business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto (the "Closing Date").



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         SECTION 1.03. Effective Time. Subject to the provisions of this
Agreement, as soon as practicable on the Closing Date, the parties shall acknowledge and file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as UNUM and Provident shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of Provident, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in its entirety in the form set forth as Exhibit A-1 and, as so amended, such Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The By-laws of Provident, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as Exhibit A-2 and, as so amended, such By-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06. Board of Directors and Officers. The Board of Directors and the officers of the Surviving Corporation shall be as set forth on or designated in accordance with Exhibit B hereto until the earlier of the resignation or removal of any individual set forth on or designated in accordance with Exhibit B or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as a director at the Effective Time the party which designated such individual as indicated in Exhibit B shall designate another individual to serve in such individual's place. If any officer set forth on or designated in accordance with Exhibit B ceases to be a full-time employee of either Provident or UNUM at or before the Effective Time or shall be unable or unwilling to serve as an officer of the Surviving Corporation at the Effective


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Time, the parties will agree upon another individual to serve in such individual's stead.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
                            Constituent Corporations
                            ------------------------

         SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Provident Common Stock or UNUM Common Stock:

         (a) Cancelation of Treasury Stock and Provident-Owned Stock. Each share of UNUM Common Stock that is owned by Provident or UNUM (in each case not held on behalf of third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) Conversion of UNUM and Provident Common Stock. (i) Except as set forth in Section 2.01(a), each issued and outstanding share of UNUM Common Stock immediately prior to the Effective Time shall be converted into, subject to the prior effectiveness of the Reverse Stock Split, one fully paid and nonassessable share of Surviving Corporation Common Stock. As of the Effective Time, all shares of UNUM Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of UNUM Common Stock shall cease to have any rights with respect thereto, except that, from and after the Effective Time, certificates representing UNUM Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted pursuant to this subparagraph (b) (provided that if an exchange of certificates formerly representing UNUM Common Stock for certificates representing Surviving Corporation Common Stock is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one share-for-one share basis).

         (ii) Each share of Provident Common Stock issued and outstanding immediately prior to the Effective Time, assuming the prior effectiveness of the Reverse Stock Split, shall remain an issued and outstanding share of Surviving Corporation Common Stock.




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                                                                               5

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

         SECTION 3.01. Representations and Warranties of Provident. Except as disclosed in the Provident Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule dated the date hereof and delivered by Provident to UNUM in connection with the execution of this Agreement (the "Provident Disclosure Schedule"), Provident represents and warrants to UNUM as follows:

         (a) Organization, Standing and Corporate Power. Each of Provident and its subsidiaries (as defined in Section 8.03) is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Provident and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a material adverse effect (as defined in Section 8.03) on Provident. Provident has made available to UNUM prior to the date hereof complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date hereof.

         (b) Subsidiaries. Exhibit 21 to Provident's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Provident Form 10-K"), lists each subsidiary of Provident which as of the date of this Agreement is a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other ownership interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Provident, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest). Except for the capital stock of, or other ownership interests in, its Significant Subsidiaries noted above, Provident does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company,

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joint venture or other entity constituting a Significant Subsidiary.

         (c) Capital Structure. The authorized capital stock of Provident consists of 150,000,000 shares of Provident Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on November 17, 1998, (i) 135,406,403 shares of Provident Common Stock and no shares of preferred stock were issued and outstanding and (ii) 294,151 shares of Provident Common Stock were held by Provident in its treasury. As of November 17, 1998, collectively, 6,983,551 shares of Provident Common Stock were subject to options ("Provident Stock Options") granted under the Stock Plan of 1994, Stock Option Plan of 1989, Employee Stock Option Plan of 1998, Non-Employee Director Compensation Plan of 1998 and Amended and Restated Annual Management Incentive Compensation Plan of 1994 (collectively, the "Provident Stock Plans"). As of November 17, 1998, there were 9,278,780 shares of Provident Common Stock reserved for issuance under the Provident Stock Plans. Except as set forth above, at the close of business on November 17, 1998, no shares of capital stock or other voting securities of Provident were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than the Provident Stock Options) to receive shares of Provident Common Stock on a deferred basis granted under the Provident Stock Plans or otherwise. Schedule 3.01(c) of the Provident Disclosure Schedule sets forth a true and complete list, as of November 17, 1998, of all Provident Stock Options, the number of shares subject to each such option, the grant dates and the exercise prices thereof. All outstanding shares of capital stock of Provident are, and all shares which may be issued pursuant to this Agreement or the Provident Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Provident having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Provident may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which Provident or any of its subsidiaries is a party or by which any of them is bound obligating Provident or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Provident or any

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of its subsidiaries, or giving any person a right to subscribe for or acquire, any securities of Provident or any of its subsidiaries or obligating Provident or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Provident or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Provident or any of its subsidiaries. There are no outstanding contractual obligations of Provident to vote or to dispose of any shares of the capital stock of any of its subsidiaries. To the knowledge of Provident, each individual or entity executing the Stockholders Agreement contemporaneously with or prior to the execution and delivery hereof is the record owner of, or is a trustee of a trust that is the record holder of, a number of shares of Provident Common Stock which is equal to the number of shares of Provident Common Stock set forth opposite such individual's or entity's name on Schedule A to the Stockholders Agreement.

         (d) Authority; Noncontravention. (i) Provident has all requisite corporate power and authority to enter into this Agreement and the Option Agreements and, subject to receipt of the Provident Stockholder Approval (as defined in Section 3.01(n)), to consummate the transactions contemplated by this Agreement and the Option Agreements. The execution and delivery of this Agreement and the Option Agreements by Provident and the consummation of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of Provident, subject to receipt of the Provident Stockholder Approval in the case of this Agreement. This Agreement and the Option Agreements have been duly executed and delivered by Provident and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of Provident as to Provident's obligations therein, enforceable against Provident in accordance with its terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement and compliance with the provisions of this Agreement and the Option Agreements by Provident will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon

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any of the properties or assets of Provident or any of its subsidiaries under,
(A) the Amended and Restated Certificate of Incorporation or By-laws of Provident or the comparable charter or organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Provident or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Provident or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Provident or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Option Agreements by Provident or the consummation by Provident of any of the transactions contemplated by this Agreement and the Option Agreements, except for (A) the filing of a premerger notification and report form by Provident under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (B) the filing with the SEC of (w) a registration statement on Form S-4 relating to the issuance of Surviving Corporation Common Stock in the Merger (the "Form S-4"), (x) a proxy statement relating to the Provident Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the UNUM Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated hereby and thereby and (z) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"); (C) the filing with the Delaware Secretary of State of
(x) an amendment to the Amended and Restated Certificate of Incorporation of Provident to effect the Reverse Stock Split immediately prior to the occurrence of the Effective Time and (y) the Certificate of Merger, and

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                                                                               9

the filing of appropriate documents with the relevant authorities of other states in which Provident is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) such filings with and approvals of the New York Stock Exchange, Inc. (the "NYSE"), to permit the shares of Surviving Corporation Common Stock that are to be issued in the Merger to be listed on the NYSE; (E) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, and, as applicable, the expiration of applicable waiting periods of, the respective Commissioners of Insurance of the states of Maine, New York, Delaware and South Carolina (the "Designated State Insurance Approvals"); (F) such other filings in respect of, and, to the extent necessary, approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective state Commissioners of Insurance or other similar state authorities to satisfy applicable state insurance and competition control and licensing laws or the expiration of applicable waiting periods (the "Other State Insurance Approvals", and together with the Designated State Insurance Approvals, the "State Insurance Approvals"); (G) notification under the Competition Act (Canada) and other relevant Canadian approvals; and (H) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Provident.

         (ii) As of the date hereof, the Board of Directors of Provident has approved and declared advisable this Agreement, the Reverse Stock Split and the Merger, and has approved the Option Agreements and the other transactions contemplated by this Agreement and the Option Agreements.

         (e) SEC Documents; Undisclosed Liabilities; SAP Statements. (i) Provident has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "Provident SEC Documents"). As of their respective dates, the Provident SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Provident SEC Documents, and none of the Provident SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the

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statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Provident SEC Document has been revised or superseded by a later filed Provident SEC Document, none of the Provident SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Provident included in the Provident SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Provident and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Provident SEC Documents, neither Provident nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Provident and its consolidated subsidiaries or in the notes thereto.

         (ii) Provident conducts its material insurance operations through Provident Life and Accident Insurance Company, Provident Life and Casualty Insurance Company, Provident National Assurance Company, The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company and The Paul Revere Protective Life Insurance Company (collectively, the "Provident Insurance Subsidiaries"). Each of the Provident Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Provident SAP Statements"). Provident has delivered or

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made available to UNUM all Provident SAP Statements for each Provident Insurance
Subsidiary for the periods beginning January 1, 1996, each in the form
(including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the Provident SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Provident Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Provident Insurance Subsidiaries for the respective periods then ended. The Provident SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Provident SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on Provident SAP Statements comply with all applicable foreign, federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, the "Insurance Laws") with respect to admitted assets and are in an amount at least equal to the minimum amounts required by Insurance Laws. The statutory balance sheets and income statements included in the Provident SAP Statements have been audited by Ernst & Young LLP and Provident has delivered or made available to UNUM true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. As promptly as practicable following the date of this Agreement, Provident will deliver or make available to UNUM true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by Provident on or after January 1, 1996 relating to Provident Insurance Subsidiaries.

         (f) Information Supplied. No statement, certificate, instrument or other writing furnished or to be furnished by Provident or any affiliate (as defined in Section 8.03) thereof to UNUM pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Provident for inclusion or incorporation by reference in

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(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to Provident's stockholders or at the time of the Provident Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, except that no representation or warranty is made by Provident with respect to statements made or incorporated by reference therein based on information supplied by UNUM specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

         (g) Absence of Certain Changes or Events. Except as disclosed in the Provident SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Provident Filed SEC Documents"), since the date of the most recent audited financial statements included in the Provident Filed SEC Documents, Provident has conducted its business only in the ordinary course, and there has not been since such date,
(i) any material adverse change (as defined in Section 8.03) in Provident, (ii) except for regular quarterly cash dividends not in excess of $.10 per share declared on Provident Common Stock and subject to Section 4.01(c), any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Provident's capital stock, (iii) except for the Reverse Stock Split, any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by Provident or any of its subsidiaries to any director, executive officer or key employee of Provident or any of its subsidiaries of any award or incentive payment or increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of this Agreement (copies of which have been made available to


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                                                                              13

UNUM), (y) any granting by Provident or any of its subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement (copies of which have been made available to UNUM) or (z) any entry by Provident or any of its subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee or (v) any change in accounting methods, principles or practices by Provident materially affecting its assets, liabilities or business, except insofar as may have been required by a change in U.S. generally accepted accounting principles.

         (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Provident, threatened against or affecting Provident or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Provident nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Provident or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on Provident; provided, that for purposes of this paragraph (h) any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on Provident if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Option Agreements or the Stockholders Agreement or the transactions contemplated hereby or thereby.

         (i) Labor Relations. Neither Provident nor any of its subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of Provident, threatened, asserting that Provident or any of its subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of Provident, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down, lockout or organizational effort involving Provident or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Provident.

         (j) Benefit Plans. (i) Schedule 3.01(j) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes collectively referred to herein as "Provident Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Welfare Plan"), severance, termination, change in control, incentive compensation profit sharing stock option, stock purchase, stock ownership, phantom stock, deferred compensation plans, and other employee fringe benefit plans or arrangements maintained, contributed to or required to be maintained or contributed to by Provident or its subsidiaries for the benefit of any present or former officers, employees, directors or independent contractors of Provident or any of its subsidiaries (all the foregoing being herein called "Provident Benefit Plans"). Provident has made available to UNUM true, complete and correct copies of (1) each Provident Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Provident Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Provident Benefit Plan for which such a summary plan description is required by applicable law and (4) each currently effective trust agreement and insurance or annuity contract relating to any Provident Benefit Plan.

         (ii) Each Provident Benefit Plan has been administered in accordance with its terms except for any failure so to administer as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Provident. Provident, its subsidiaries and all the Provident Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable laws as to the Provident Benefit Plans except for any failure so to be in compliance as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Provident.

         (iii) With respect to the Provident Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Provident, there exists no condition or set of circumstances, in connection with which Provident or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Provident under ERISA, the Code or any other applicable law.

         (iv) Each Provident Pension Plan that is intended to comply with the provisions of Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Provident Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Provident, revocation has not been threatened; and no amendment to such Provident Pension Plan as to which the remedial amendment period has expired would adversely affect its qualification or materially increase its cost. Provident has made available to UNUM a copy of the most recent determination letter received with respect to each Provident Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Schedule 3.01(j) lists all Provident Pension Plan amendments as to which a favorable determination letter has not yet been received.

         (v) No employee of Provident will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any Provident Benefit Plan as a result of the transactions contemplated by this Agreement.

         (vi) Since the date of the most recent audited financial statements included in the Provident Filed SEC Documents, there has not been any adoption or amendment in any material respect by Provident or any of its subsidiaries of any collective bargaining agreement or any Provident Benefit Plans (whether or not legally binding).

         (k) Taxes. (i) Each of Provident and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a material adverse effect on Provident. All returns filed by Provident and each of its subsidiaries are complete and accurate in all material respects to the knowledge of Provident. Provident and each of its subsidiaries has paid (or Provident has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Provident Filed SEC Documents reflect an adequate reserve for all taxes payable by Provident and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Provident or any of its subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any taxes due from Provident or any of its subsidiaries has expired for all taxable years of Provident or any of its subsidiaries through 1985. The Federal income tax returns of Provident and each of its subsidiaries have been examined by and settled with the United States Internal Revenue Service for all years through 1985.

         (iii) Neither Provident nor any of its subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (iv) Neither Provident nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code ) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (v) The amount of gain to be recognized by Provident or any of its subsidiaries as a result of the Merger due to "intercompany transactions" (as defined under Treasury Regulation Section 1.1502-13) will not exceed $75 million.

         (l) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of Provident or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Provident Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (m) Compliance with Applicable Laws. (i) Each of Provident and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Permit, except for the lack of Permits and for defaults or limitations under Permits which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. To the knowledge of Provident, Provident and its subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. To the knowledge of Provident, the businesses and operations of each of Provident and its subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. No investigation, examination or review by any Governmental Entity with respect to Provident or any of its subsidiaries is pending or, to the knowledge of Provident, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident.

         (ii) To the knowledge of Provident, the businesses of each of Provident and its subsidiaries are being and have been conducted in compliance in all respects with all applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment (collectively, "Environmental Laws"), except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident.

         (iii) There is no suit, action, proceeding or inquiry pending or, to the knowledge of Provident, threatened before any court, governmental agency or authority or other forum in which Provident or any of its subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as hereinafter defined), whether or not occurring at, on, under or involving a site owned, leased or operated by Provident or any of its subsidiaries, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident.

         (iv) During the period of ownership or operation by Provident and its subsidiaries of any of their respective current properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Provident, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. Prior to the period of ownership or operation by Provident and its subsidiaries of any of their respective current properties, to the knowledge of Provident, there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Provident. "Hazardous Material" shall mean any waste or other substance regulated under any Environmental Law including any hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, or any similar Federal, state or local law.

         (v) Provident is not subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Substance except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Provident.

         (n) Voting Requirements. The affirmative vote at the Provident stockholders meeting (the "Provident Stockholder Approval") of (i) the holders of sixty six and two-thirds percent of the voting power of all outstanding shares of Provident Common Stock at the Provident Stockholders Meeting to (A) adopt this Agreement is the only vote of the holders of any class or series of Provident's capital stock necessary to approve and adopt this Agreement, the Option Agreements and, other than the Reverse Stock Split and the transaction contemplated by clause (ii) below, the transactions contemplated hereby and thereby and (B) adopt an amendment to the Provident Amended and Restated Certificate of Incorporation to effect a reclassification of the Provident Common Stock (the "Reverse Stock Split") such that, immediately prior to the Effective Time, each issued and outstanding share of Provident Common Stock shall be automatically reclassified and converted into (assuming the effectiveness of the Merger) 0.730 (the "Ratio") of a validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock (with the resulting number of shares of each registered holder of Provident Common Stock being rounded down to the nearest whole number and with each such registered holder being entitled to receive from Provident in lieu of any fractional shares of Surviving Corporation Common Stock prior to such rounding down an amount in cash (without interest) equal to the product obtained by multiplying (x) the fraction of a share of Surviving Corporation Common Stock to which such holder (after taking into account all shares of Provident Common Stock held immediately prior to the Effective Time by such holder) would otherwise be entitled to and
(y) the closing price per share of UNUM Common Stock on the NYSE on the last trading day prior to the date on which the Effective Time occurs) and (ii) the holders of a majority of all shares of Provident Common Stock casting votes (provided that the total vote cast represents more than fifty percent in interest of all capital stock of Provident entitled to vote) is the only vote of the holders of any class or series of Provident's capital stock necessary to approve, in accordance with the applicable rules of the NYSE, the issuance of Surviving Corporation Common Stock in the Merger.

         (o) State Takeover Statutes. Provident has caused Section 203 of the DGCL not to be applicable to Provident by opting out of the provisions of such
Section 203 in its Amended and Restated Certificate of Incorporation in accordance with the DGCL. To the knowledge of Provident, no other state takeover statute, and no anti-takeover provision in Provident's Amended and Restated Certificate of Incorporation and By-laws, is applicable to the Merger or the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement.

         (p) Brokers. No broker, investment banker, financial adviser or other person, other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by

Provident, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Provident. Provident has delivered to UNUM true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (q) Opinion of Financial Advisor. Provident has received an opinion of Salomon Smith Barney Inc., dated as of the date hereof, that the Ratio (taking into account the Merger) is fair, from a financial point of view, to the holders of shares of Provident Common Stock, a copy of which opinion has been, or promptly upon receipt thereof will be, delivered to UNUM.

         (r) Accounting Matters. Provident has disclosed to its independent public accountants all actions taken by it, its subsidiaries or its affiliates that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Provident, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting.

         (s) Material Contracts. Other than contracts or amendments thereto that are required to be filed and have been filed as an Exhibit to the Provident Form 10-K, there are no contracts or agreements that are material to the business, financial position or results of operations of Provident, including (A) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $250,000, (B) any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (C) any agency, third party administrator, management or other service contracts and (D) any material contract or agreement between or among Provident and its subsidiaries.

         (t) Intellectual Property. (i) Except as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on
Provident: Provident does not have knowledge of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Provident or any of its subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (B) against the use by Provident or any of its subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of Provident or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Provident Intellectual Property Rights or other trade secret material to Provident; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by Provident or any of its subsidiaries.

         (ii) As used in this Agreement, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications, therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, trademarks, trade names, service marks and copyrights; and (y) "Third-Party Intellectual Property Rights" means Intellectual Property owned by any third party; and (z) "Provident Intellectual Property Rights" means the Intellectual Property owned by Provident or any of its subsidiaries.

         (u) No Regulatory Disqualifications. To the knowledge of Provident, no event has occurred or condition exists or, to the extent it is within the reasonable control of Provident, will occur or exist with respect to Provident that, in connection with obtaining any regulatory consents required for the Merger, would cause Provident to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Provident.

         (v) Reinsurance, etc. Provident has no reason to believe that any material amount recoverable pursuant to any material reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar material arrangements (collectively, "Reinsurance Agreements") applicable to the Provident Insurance Subsidiaries or their properties or assets reflected in the Provident SAP Statements is not fully collectible in due course. Each Provident Insurance Subsidiary is entitled to take full credit in its SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement.

There are no assumption reinsurance contracts or arrangements entered into by any Provident Insurance Subsidiary in which such Provident Insurance Subsidiary has ceded risk to any other person which are material individually or in the aggregate to Provident and its subsidiaries taken as a whole.

         (w) Year 2000. All computer systems and computer software used by Provident or any of its subsidiaries (i) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition,
(ii) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including but not limited to accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000, and (iii) can suitably interact with other computer systems and computer software in a way that does not compromise (y) its ability to correctly recognize the advent of the year A.D. 2000 or (z) its ability to correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 (the operations of clauses (i), (ii) and (iii) together, "Millennium Functionality"), except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Provident. To the knowledge of Provident as of the date hereof, the costs of the adaptions necessary to achieve Millennium Functionality are not reasonably likely to have a material adverse effect on Provident. Provident is in compliance with all applicable state insurance department requests for "Year 2000" filings.

         SECTION 3.02. Representations and Warranties of UNUM. Except as disclosed in the UNUM Filed SEC Documents (as defined in Section 3.02(g)) or as set forth on the Disclosure Schedule dated the date hereof and delivered by UNUM to Provident in connection with the execution of this Agreement (the "UNUM Disclosure Schedule"), UNUM represents and warrants to Provident as follows:

         (a) Organization, Standing and Corporate Power. Each of UNUM and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of UNUM and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM. UNUM has made available to Provident prior to the date hereof complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date hereof.

         (b) Subsidiaries. Exhibit 21 to UNUM's Annual Report on Form 10-K for the year ended December 31, 1997 (the "UNUM Form 10-K"), lists each subsidiary of UNUM which as of the date of this Agreement is a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other ownership interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by UNUM, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest). Except for the capital stock of, or other ownership interests in, its Significant Subsidiaries noted above, UNUM does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity constituting a Significant Subsidiary.

         (c) Capital Structure. The authorized capital stock of UNUM consists of 240,000,000 shares of UNUM Common Stock and 10,000,000 shares of preferred stock, par value $.10 per share. At the close of business on November 17, 1998,
(i) 138,510,774 shares of UNUM Common Stock and no shares of preferred stock were issued and outstanding (ii) 61,465,142 shares of UNUM Common Stock were held by UNUM in its treasury, and (iii) 1,000,000 shares of Junior Participating Preferred Stock, Series A, were reserved for issuance in connection with the rights (the "UNUM Rights") to purchase shares of Junior Participating Preferred Stock, Series A, issued pursuant to the Rights Agreement dated as of March 13, 1992, as amended (the "UNUM Rights Agreement"), between UNUM and First Chicago Trust Company of New York, as

Right Agent. As of November 17, 1998, collectively, 10,242,262 shares of UNUM Common Stock were subject to options ("UNUM Stock Options") granted under the 1998 Goals Stock Option Plan, 1996 Long-Term Stock Incentive Plan, 1990 Long-Term Stock Incentive Plan and the 1987 Executive Stock Option Plan of UNUM (collectively, the "UNUM Stock Plans"). As of November 17, 1998, there were 15,857,738 shares of UNUM Common Stock reserved for issuance under the UNUM Stock Plans. Except as set forth above, at the close of business on November 17, 1998, no shares of capital stock or other voting securities of UNUM were issued, reserved for issuance or outstanding. There are no outstanding SARs or rights (other than the UNUM Stock Options) to receive shares of UNUM Common Stock on a deferred basis granted under the UNUM Stock Plans or otherwise. Schedule 3.02(c) of the UNUM Disclosure Schedule sets forth a true and complete list, as of November 17, 1998, of all UNUM Stock Options, the number of shares subject to each such option, the grant dates and the exercise prices thereof. All outstanding shares of capital stock of UNUM are, and all shares which may be issued pursuant to the UNUM Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of UNUM having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of UNUM may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which UNUM or any of its subsidiaries is a party or by which any of them is bound obligating UNUM or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of UNUM or any of its subsidiaries, or giving any person a right to subscribe for or acquire, any securities of UNUM or any of its subsidiaries, or obligating UNUM or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of UNUM or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of UNUM or any of its subsidiaries. There are no outstanding contractual obligations of UNUM to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

         (d) Authority; Noncontravention. (i) UNUM has all requisite corporate power and authority to enter into this Agreement, the Option Agreements and the Stockholders Agreement and, subject to receipt of the UNUM Stockholder Approval (as defined in Section 3.02(n)), to consummate the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement. The execution and delivery of this Agreement, the Option Agreements and the Stockholders Agreement by UNUM and the consummation of the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement have been duly authorized by all necessary corporate action on the part of UNUM, subject to receipt of the UNUM Stockholder Approval in the case of this Agreement. This Agreement, the Option Agreements and the Stockholders Agreement have been duly executed and delivered by UNUM, and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of UNUM as to obligations therein, enforceable against UNUM in accordance with its terms. The execution and delivery of this Agreement, the Option Agreements and the Stockholders Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement and compliance with the provisions of this Agreement, the Option Agreements and the Stockholders Agreement by UNUM will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of UNUM or any of its subsidiaries under, (A) the Certificate of Incorporation or By-laws of UNUM or the comparable charter or organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UNUM or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UNUM or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental

Entity is required by or with respect to UNUM or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Option Agreements and the Stockholders Agreement by UNUM or the consummation by UNUM of any of the transactions contemplated by this Agreement, the Option Agreements or the Stockholders Agreement, except for (A) the filing of a premerger notification and report form by UNUM under the HSR Act; (B) the filing with the SEC of (x) the Joint Proxy Statement relating to the UNUM Stockholders Meeting and (y) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreements, the Stockholders Agreement and the transactions contemplated hereby and thereby;
(C) the filing with the Delaware Secretary of State of (x) an amendment to the Amended and Restated Certificate of Incorporation of Provident to effect the Reverse Stock Split immediately prior to the occurrence of the Effective Time and (y) the Certificate of Merger, and the filing of appropriate documents with the relevant authorities of other states in which UNUM is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) the State Insurance Approvals; (E) filings with and approvals of the Insurance Directorate of the Treasury of the United Kingdom (the "UK Insurance Approval"), and filings or other approvals, if any, required by any Japanese Governmental Entity (the "Japanese Insurance Approval, and together with the UK Insurance Approval and the Designated State Insurance Approvals, the "Designated Insurance Approvals");
(F) notification under the Competition Act (Canada) and other relevant Canadian approvals and (G) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM.

         (ii) As of the date hereof, the Board of Directors of UNUM has approved and declared advisable this Agreement and the Merger, and has approved the Option Agreements, the Stockholders Agreement and the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement.

         (e) SEC Documents; Undisclosed Liabilities; SAP Statements. (i) UNUM has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "UNUM SEC Documents"). As of their respective dates, the UNUM SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such UNUM SEC Documents, and none of the UNUM SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any UNUM SEC Document has been revised or superseded by a later filed UNUM SEC Document, none of the UNUM SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of UNUM included in the UNUM SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of UNUM and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the UNUM SEC Documents, neither UNUM nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of UNUM and its consolidated subsidiaries or in the notes thereto.

         (ii) UNUM conducts its material insurance operations through UNUM Life Insurance Company of America, First UNUM Life Insurance Company and Colonial Life and Accident Insurance Company (collectively, the "UNUM Insurance Subsidiaries"). Each of the UNUM Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "UNUM SAP Statements"). UNUM has delivered or made available to Provident all UNUM SAP Statements for each UNUM Insurance Subsidiary for the periods beginning January 1, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the UNUM SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such UNUM Insurance Subsidiaries as at the respective dates thereof and the results of operations of such UNUM Insurance Subsidiaries for the respective periods then ended. The UNUM SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any UNUM SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on UNUM SAP Statements comply with the Insurance Laws with respect to admitted assets and are in an amount at least equal to the minimum amounts required by the Insurance Laws. The statutory balance sheets and income statements included in the UNUM SAP Statements have been audited by PricewaterhouseCoopers LLP and UNUM has delivered or made available to Provident true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. As promptly as practicable following the date of this Agreement, UNUM will deliver or make available to Provident true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by UNUM on or after January 1, 1996 relating to UNUM Insurance Subsidiaries.

         (f) Information Supplied. No statement, certificate, instrument or other writing furnished or to be furnished by UNUM or any affiliate thereof to Provident pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by UNUM for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to UNUM's stockholders or at the time of the UNUM Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by UNUM with respect to statements made or incorporated by reference therein based on information supplied by Provident specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

         (g) Absence of Certain Changes or Events. Except as disclosed in the UNUM SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "UNUM Filed SEC Documents"), since the date of the most recent audited financial statements included in the UNUM Filed SEC Documents, UNUM has conducted its business only in the ordinary course, and there has not been (i) since such date, any material adverse change in UNUM, (ii) except for regular quarterly cash dividends not in excess of $.14 3/4 per share declared on UNUM Common Stock and subject to
Section 4.01(c), any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of UNUM's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iv) (x) any granting by UNUM or any of its subsidiaries to any director, executive officer or key employee of UNUM or any of its subsidiaries of any award or incentive payment or increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of this Agreement (copies of which have been made available to Provident), (y) any granting by UNUM or any of its subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement (copies of which have been made available to Provident), or (z) any entry by

UNUM or any of its subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee or (v) any change in accounting methods, principles or practices by UNUM materially affecting its assets, liabilities or business, except insofar as may have been required by a change in U.S. generally accepted accounting principles.

         (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of UNUM, threatened against or affecting UNUM or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on UNUM nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against UNUM or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on UNUM; provided that, for purposes of this paragraph (h), any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on UNUM if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Option Agreements or the Stockholders Agreement or the transactions contemplated hereby or thereby.

         (i) Labor Relations. Neither UNUM nor any of its subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of UNUM, threatened, asserting that UNUM or any of its subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of UNUM, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down, lockout or organizational effort involving UNUM or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on UNUM.

         (j) Benefit Plans. (i) Schedule 3.02(j) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes collectively referred to herein as "UNUM Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Welfare Plan"), severance, termination, change in control, incentive compensation profit sharing stock option, stock purchase, stock ownership, phantom stock, deferred compensation plans, and other employee fringe benefit plans or arrangements maintained, contributed to or required to be maintained or contributed to by UNUM or its subsidiaries for the benefit of any present or former officers, employees, directors or independent contractors of UNUM or any of its subsidiaries (all the foregoing being herein called "UNUM Benefit Plans"). UNUM has made available to Provident true, complete and correct copies of (1) each UNUM Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each UNUM Benefit Plan (if any such report was required by applicable law),
(3) the most recent summary plan description for each UNUM Benefit Plan for which such a summary plan description is required by applicable law and (4) each currently effective trust agreement and insurance or annuity contract relating to any UNUM Benefit Plan.

         (ii) Each UNUM Benefit Plan has been administered in accordance with its terms except for any failure so to administer as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM. UNUM, its subsidiaries and all the UNUM Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable laws as to the UNUM Benefit Plans except for any failure so to be in compliance as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM.

         (iii) With respect to the UNUM Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of UNUM, there exists no condition or set of circumstances, in connection with which UNUM or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on UNUM under ERISA, the Code or any other applicable law.

         (iv) Each UNUM Pension Plan that is intended to comply with the provisions of Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such UNUM Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of UNUM, revocation has not been threatened; and no amendment to such UNUM Pension Plan as to which the remedial amendment period has expired would adversely affect its qualification or, materially increase its cost. UNUM has made available to Provident a copy of the most recent determination letter received with respect to each UNUM Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Schedule 3.02(j) lists all UNUM Pension Plan amendments as to which a favorable determination letter has not yet been received.

         (v) No employee of UNUM will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any UNUM Benefit Plan as a result of the transactions contemplated by this Agreement.

         (vi) Since the date of the most recent audited financial statements included in the UNUM Filed SEC Documents, there has not been any adoption or amendment in any material respect by UNUM or any of its subsidiaries of any collective bargaining agreement or any UNUM Benefit Plans (whether or not legally binding).

         (k) Taxes. (i) Each of UNUM and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a material adverse effect on UNUM. All returns filed by UNUM and each of its subsidiaries are complete and accurate in all material respects to the knowledge of UNUM. UNUM and each of its subsidiaries has paid (or UNUM has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the UNUM Filed SEC Documents reflect an adequate reserve for all taxes payable by UNUM and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against UNUM or any of its subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any taxes due from UNUM or any of its subsidiaries has expired for all taxable years of UNUM or any of its subsidiaries through 1991. The Federal income tax returns of UNUM and each of its subsidiaries have been examined by and settled with the United States Internal Revenue Service for all years through 1991.

         (iii) Neither UNUM nor any of its subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code.

         (iv) Neither UNUM nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (l) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of UNUM or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or UNUM Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (m) Compliance with Applicable Laws. (i) Each of UNUM and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Permit, except for the lack of Permits and for defaults or limitations under Permits which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM. To the knowledge of UNUM, UNUM and its subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM. To the knowledge of UNUM, the businesses and operations of each of UNUM and its subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM. No investigation, examination or review by any Governmental Entity with respect to UNUM or any of its subsidiaries is pending or, to the knowledge of UNUM, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM.

         (ii) To the knowledge of UNUM, the businesses of each of UNUM and its subsidiaries are being and have been conducted in compliance in all respects with all applicable Environmental Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM.

         (iii) There is no suit, action, proceeding or inquiry pending or, to the knowledge of UNUM, threatened before any court, governmental agency or authority or other forum in which UNUM or any of its subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by UNUM or any of its subsidiaries, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM.

         (iv) During the period of ownership or operation by UNUM and its subsidiaries of any of their respective current properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of UNUM, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM. Prior to the period of ownership or operation by UNUM and its subsidiaries of any of their respective current properties, to the knowledge of UNUM, there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on UNUM.

         (v) UNUM is not subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Substance except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM.

         (n) Voting Requirements. The affirmative vote at the UNUM Stockholders Meeting (the "UNUM Stockholder Approval") of the holders of a majority of the voting power of all outstanding shares of UNUM Common Stock is the only vote of the holders of any class or series of UNUM's capital stock necessary to approve and adopt this Agreement, the Option Agreements, the Stockholders Agreement and the transactions contemplated hereby and thereby.

         (o) State Takeover Statutes; Certificate of Incorporation. The Board of Directors of UNUM (including the disinterested directors thereof (as defined in Article EIGHTH of the UNUM Certificate of Incorporation)) has unanimously approved the terms of this Agreement, the Option Agreements and the Stockholders Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement and, assuming the accuracy of Provident's representation and warranty contained in Section 3.01(n), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement by the UNUM Board of Directors under the provisions of Section 203 of the DGCL and Article EIGHTH of the UNUM Certificate of Incorporation, and represents all the actions necessary to ensure that such
Section 203 and the provisions of Article EIGHTH of the UNUM Certificate of Incorporation do not apply to Provident in connection with the Merger and the other transactions contemplated by this Agreement, by the Option Agreements and by the Stockholders Agreement. To the knowledge of UNUM, no other state takeover statute, and no other anti-takeover provision in the UNUM Certificate of Incorporation or By-laws is applicable to the Merger or the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement.

         (p) Brokers. No broker, investment banker, financial adviser or other person, other than Morgan Stanley Dean Witter & Co., the fees and expenses of which will be paid by UNUM, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UNUM. UNUM has delivered to Provident true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (q) Opinion of Financial Advisor. UNUM has received an opinion of Morgan Stanley Dean Witter & Co., dated as of the date hereof, that the Ratio (taking into account the Merger), is fair, from a financial point of view, to the holders of shares of UNUM Common Stock, a copy of which opinion has been, or promptly upon receipt thereof will be, delivered to Provident.

         (r) Accounting Matters. UNUM has disclosed to its independent public accountants all actions taken by it, its subsidiaries or its affiliates that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, UNUM, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting.

         (s) Material Contracts. Other than contracts or amendments thereto that are required to be filed and have been filed as an Exhibit to the UNUM Form 10-K, there are no contracts or agreements that are material to the business, financial position or results of operations of UNUM, including (A) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $250,000, (B) any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (C) any agency, third party administrator, management or other service contracts and (D) any material contract or agreement between or among UNUM and its subsidiaries.

         (t) Intellectual Property. (i) Except as, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM:
UNUM does not have knowledge of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by UNUM or any of its subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (B) against the use by UNUM or any of its subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of UNUM or any of its subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the UNUM Intellectual Property Rights or other trade secret material to UNUM; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by UNUM or any of its subsidiaries.

         (ii) As used in this Agreement, "UNUM Intellectual Property Rights" means the Intellectual Property owned by UNUM or any of its subsidiaries.

         (u) No Regulatory Disqualifications. To the knowledge of UNUM, no event has occurred or condition exists or, to the extent it is within the reasonable control of UNUM, will occur or exist with respect to UNUM that, in connection with obtaining any regulatory consents required for the Merger, would cause UNUM to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a material adverse effect on UNUM.

         (v) Reinsurance, etc. UNUM has no reason to believe that any material amount recoverable pursuant to any Reinsurance Agreement applicable to the UNUM Insurance Subsidiaries is not fully collectible in due course. Each UNUM Insurance Subsidiary is entitled to take full credit in the UNUM SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. There are no assumption reinsurance contracts or arrangements entered into by any UNUM Insurance Subsidiary in which such UNUM Insurance Subsidiary has ceded risk to any other person which are material individually or in the aggregate to UNUM and its subsidiaries taken as a whole.

         (w) UNUM Rights Agreement. The UNUM Rights Agreement has been amended (the "UNUM Rights Plan Amendment") (i) to render the UNUM Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement and (ii) to ensure that (1) Provident is not deemed to be an Acquiring Person (as defined in the UNUM Rights Agreement) pursuant to the UNUM Rights Agreement and (2) a Distribution Date, a Triggering Event or Stock Acquisition Date (as such terms are defined in the UNUM Rights Agreement) does not occur solely by reason of the execution and delivery of this Agreement, the Option Agreements, the Stockholders Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement, and such amendment may not be further amended by UNUM without the prior consent of Provident.

         (x) Year 2000. All computer systems and computer software used by UNUM or any of its subsidiaries have achieved or are being adapted so as to achieve Millennium Functionality, except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, is not reasonably likely to have a material adverse effect on UNUM. To the knowledge of UNUM as of the date hereof, the costs of the adaptions necessary to achieve Millennium Functionality are not reasonably likely to have a material adverse effect on UNUM. UNUM is in compliance with all applicable state insurance department requests for "Year 2000" filings.


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

         SECTION 4.01. Conduct of Business. (a) Conduct of Business by Provident. During the period from the date of this Agreement to the Effective Time, Provident shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, licenses and authorizations, keep available the services of their current officers and employees and preserve their relationships with policyholders, customers, suppliers, licensors, licensees, distributors, brokers, agents, reinsurers, managers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as set forth on the Provident Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Provident Option Agreement or as consented to by UNUM in writing, during the period from the date of this Agreement to the Effective Time, Provident shall not, and shall not permit any of its subsidiaries to:

         (i) (x) declare, set aside or pay any dividends payable in cash, stock or property on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Provident to its parent and except that Provident may continue (1) the declaration and payment of regular quarterly cash dividends not in excess of $.10 per share of Provident Common Stock, with usual record and payment dates and in accordance with Provident's past dividend policy, subject to Section 4.01(c) and (2) the declaration, and payment of dividends on participating policies, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Provident or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than, in accordance with the terms thereof, the issuance of Provident Common Stock upon the exercise of Provident Stock Options or otherwise pursuant to equity stock-based awards, in each case outstanding on the date of this Agreement and in accordance with their present terms;

         (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

         (iv) acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that, in the case of clause (x) or (y), are material, individually or in the aggregate, to Provident;

         (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales of investment securities or other assets in the ordinary course of business consistent with past practice;

         (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Provident or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between Provident and any of its subsidiaries or between such subsidiaries, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Provident or any direct or indirect wholly owned subsidiary of Provident and other than investments made in the ordinary course of business consistent with past practice as part of Provident's investment portfolio and, in the case of any long-term investments, as to which Provident has previously consulted with UNUM;

         (vii) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $10,000,000 or, in the aggregate, are in excess of $100,000,000;

         (viii) make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of Provident or settle or compromise any material income tax liability;

         (ix) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Provident included in the Provident Filed SEC Documents or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Provident or any of its subsidiaries is a party;

         (x) take any action that (without giving effect to any action taken or agreed to be taken by UNUM or any of its affiliates) would prevent Provident from accounting for the business combination to be effected by the Merger as a pooling of interests or from treating the Merger as a "reorganization" under Section 368 of the Code;

         (xi) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Provident Benefit Plan or any other agreement, plan or policy involving Provident or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

         (xii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Provident or its subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

         (xiii) authorize, or commit or agree to take, any of the foregoing actions.

         (b) Conduct of Business by UNUM. During the period from the date of this Agreement to the Effective Time, UNUM shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, licenses and authorizations, keep available the services of their current officers and employees and preserve their relationships with policyholders, customers, suppliers, licensors, licensees, distributors, brokers, agents, reinsurers, managers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as set forth on the UNUM Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the UNUM Option Agreement or as consented to by Provident in writing, during the period from the date of this Agreement to the Effective Time, UNUM shall not, and shall not permit any of its subsidiaries to:

         (i) (x) declare, set aside or pay any dividends payable in cash, stock or property on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of UNUM to its parent and except that UNUM may continue (1) the declaration and payment of regular quarterly cash dividends not in excess of $.14 3/4 per share of UNUM Common Stock, with usual record and payment dates and in accordance with UNUM's past dividend policy, subject to Section 4.01(c) and (2) the declaration on and payment of dividends on participating policies, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of UNUM or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than (x) upon the exercise of the UNUM Rights or (y) in accordance with the terms thereof, the issuance of UNUM Common Stock upon the exercise of UNUM Stock Options or otherwise pursuant to equity stock-based awards, in each case outstanding on the date of this Agreement and in accordance with their present terms;

         (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

         (iv) acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that, in the case of clause (x) or (y), are material, individually or in the aggregate, to UNUM;

         (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales of investment securities or other assets in the ordinary course of business consistent with past practice;

         (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of UNUM or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between UNUM and any of its subsidiaries or between such subsidiaries, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to UNUM or any direct or indirect wholly owned subsidiary of UNUM and other than investments made in the ordinary course of business consistent with past practice as part of UNUM's investment portfolio and, in the case of any long-term investments, as to which UNUM has previously consulted with Provident;

         (vii) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $10,000,000 or, in the aggregate, are in excess of $100,000,000;

         (viii) make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of UNUM or settle or compromise any material income tax liability;

         (ix) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of UNUM included in the UNUM Filed SEC Documents or incurred since the date of such financial statements or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which UNUM or any of its subsidiaries is a party;

         (x) take any action that (without giving effect to any action taken or agreed to be taken by Provident or any of its affiliates) would prevent Provident from accounting for the business combination to be effected by the Merger as a pooling of interests or from treating the Merger as a "reorganization" under Section 368 of the Code; (xi) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any UNUM Benefit Plan or any other agreement, plan or policy involving UNUM or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

         (xii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of UNUM or its subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

         (xiii) amend the UNUM Rights Agreement; or

         (xiv) authorize, or commit or agree to take, any of the foregoing actions.

         (c) Coordination of Dividends. Each of UNUM and Provident shall coordinate with the other regarding the declaration and payment of dividends in respect of the UNUM Common Stock and the Provident Common Stock and the record dates and payment dates relating thereto, it being the intention of UNUM and Provident that any holder of UNUM Common Stock or Provident Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of UNUM Common Stock or Provident Common Stock and/or any shares of

Surviving Corporation Common Stock any such holder receives in exchange therefor pursuant to the Merger.

         (d) Other Actions. Except as required by law, Provident and UNUM shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

         (e) Advice of Changes. Provident and UNUM shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement, the Option Agreements or, in the case of UNUM, the Stockholders Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Option Agreements or, in the case of UNUM, the Stockholders Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, is reasonably likely to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, the Option Agreements or, in the case of UNUM, the Stockholders Agreement.

         SECTION 4.02. No Solicitation by Provident. (a) Provident shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Provident Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Provident Takeover Proposal; provided, however, that, at any time prior to the publicly announced date of the Provident Stockholders Meeting (the "Provident Applicable Period"), Provident may, in response to a Provident Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it and which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to UNUM (the "Provident Notice") and compliance with Section 4.02(c), following delivery of the Provident Notice (x) furnish information with respect to Provident and its subsidiaries to any person making a Provident Superior Proposal pursuant to a customary confidentiality agreement (as determined by Provident after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Provident Superior Proposal. For purposes of this Agreement, "Provident Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Provident and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Provident or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Provident or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Provident or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of Provident nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to UNUM, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Reverse Stock Split, the Merger or the issuance of Surviving Corporation Common Stock in the Merger unless in the good faith judgment of the Board of Directors of Provident, after consultation with outside counsel, the failure to take the foregoing actions would be inconsistent with its obligations under applicable law, (ii) approve or recommend, or propose publicly to approve or recommend, any Provident Takeover Proposal or (iii) cause Provident to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Provident Takeover Proposal (each, a "Provident Acquisition Agreement"). Notwithstanding the foregoing, in response to a Provident Superior Proposal which was not solicited by Provident and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of Provident may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Provident to enter into any Provident Acquisition Agreement with respect to any Provident Superior Proposal), but only at a time that is during the Provident Applicable Period and is after the fifth business day following UNUM's receipt of written notice advising UNUM that the Board of Directors of Provident is prepared to accept a Provident Superior Proposal, specifying the material terms and conditions of such Provident Superior Proposal and identifying the person making such Provident Superior Proposal. For purposes of this Agreement, a "Provident Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Provident Common Stock then outstanding or all or substantially all the assets of Provident and its subsidiaries taken together and otherwise on terms which the Board of Directors of Provident determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Provident's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Provident, is reasonably capable of being obtained by such third party.

         (c) In addition to the obligations of Provident set forth in paragraphs
(a) and (b) of this Section 4.02, Provident shall immediately advise UNUM orally and in writing of any request for information or of any Provident Takeover Proposal, the material terms and conditions of such request or Provident Takeover Proposal and the identity of the person making such request or Provident Takeover Proposal. Provident will keep UNUM reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Provident Takeover Proposal.

         (d) Nothing contained in this Section 4.02 shall prohibit Provident from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Provident's stockholders if, in the good faith judgment of the Board of Directors of Provident, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Provident nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Reverse Stock Split, the Merger or the issuance of Surviving Corporation Common Stock in the Merger unless in the good faith judgment of the Board of Directors of Provident, after consultation with outside counsel, the failure to take the foregoing actions would be inconsistent with its obligations under applicable law, or approve or recommend, or propose publicly to approve or recommend, a Provident Takeover Proposal.

         SECTION 4.03. No Solicitation by UNUM. (a) UNUM shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any UNUM Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any UNUM Takeover Proposal; provided, however, that, at any time prior to the publicly announced date of the UNUM Stockholders Meeting (the "UNUM Applicable Period"), UNUM may, in response to a UNUM Superior Proposal (as defined in Section 4.03(b)) which was not solicited by it and which did not otherwise result from a breach of this
Section 4.03(a), and subject to providing prior written notice of its decision to take such action to Provident (the "UNUM Notice") and compliance with Section 4.03(c), following delivery of the UNUM Notice (x) furnish information with respect to UNUM and its subsidiaries to any person making a UNUM Superior Proposal pursuant to a customary confidentiality agreement (as determined by UNUM after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such UNUM Superior Proposal. For purposes of this Agreement, "UNUM Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of UNUM and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of UNUM or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of UNUM or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving UNUM or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of UNUM nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Provident, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger unless in the good faith judgment of the Board of Directors of UNUM, after consultation with outside counsel, the failure to take the foregoing actions would be inconsistent with its obligations under applicable law, (ii) approve or recommend, or propose publicly to approve or recommend, any UNUM Takeover Proposal, or (iii) cause UNUM to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any UNUM Takeover Proposal (each, a "UNUM Acquisition Agreement"). Notwithstanding the foregoing, in response to a UNUM Superior Proposal which was not solicitated by UNUM and which did not otherwise result from a breach of Section 4.03(a), the Board of Directors of UNUM may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause UNUM to enter into any UNUM Acquisition Agreement with respect to any UNUM Superior Proposal), but only at a time that is during the UNUM Applicable Period and is after the fifth business day following Provident's receipt of written notice advising Provident that the Board of Directors of UNUM is prepared to accept a UNUM Superior Proposal, specifying the material terms and conditions of such UNUM Superior Proposal and identifying the person making such UNUM Superior Proposal. For purposes of this Agreement, a "UNUM Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of UNUM Common Stock then outstanding or all or substantially all the assets of UNUM and its subsidiaries taken together and otherwise on terms which the Board of Directors of UNUM determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to UNUM's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of UNUM, is reasonably capable of being obtained by such third party.

         (c) In addition to the obligations of UNUM set forth in paragraphs (a) and (b) of this Section 4.03, UNUM shall immediately advise Provident orally and in writing of any request for information or of any UNUM Takeover Proposal, the material terms and conditions of such request or UNUM Takeover Proposal and the identity of the person making such request or UNUM Takeover Proposal. UNUM will keep Provident reasonably informed of the status and details (including amendments or proposed amendments) of any such request or UNUM Takeover Proposal.

         (d) Nothing contained in this Section 4.03 shall prohibit UNUM from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to UNUM's stockholders if, in the good faith judgment of the Board of Directors of UNUM, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither UNUM nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger unless in the good faith judgment of the Board of Directors of UNUM, after consultation with outside counsel, the failure to take the foregoing actions would be inconsistent with its obligations under applicable law, or approve or recommend, or propose publicly to approve or recommend, a UNUM Takeover Proposal.


                                    ARTICLE V

                              Additional Agreements
                              ---------------------

         SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, Provident and UNUM shall prepare and file with the SEC a preliminary joint proxy statement relating to the Merger and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Joint Proxy Statement and to respond promptly to any comments made by the SEC with respect to the preliminary joint proxy statement. Provident shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus of Provident with respect to the Surviving Corporation Common Stock to be issued in the Merger. Each of Provident and UNUM shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Provident will use all reasonable efforts to cause the Joint

Proxy Statement to be mailed to Provident's stockholders, and UNUM will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to UNUM's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Provident shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Surviving Corporation Common Stock in the Merger and UNUM shall furnish all information concerning UNUM and the holders of UNUM Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by either party without providing the other party the opportunity to review and comment thereon. Provident will advise UNUM, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Surviving Corporation Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Provident or UNUM, or any of their respective affiliates, officers or directors, should be discovered by Provident or UNUM which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Provident and UNUM.

         (b) Provident (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the "Provident Stockholders Meeting") for the purpose of obtaining the Provident Stockholder Approval and (ii) shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Reverse Stock Split, the Merger, the issuance of Surviving Corporation Common Stock in the Merger and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of Provident, after consultation with outside counsel, the failure to take the foregoing action would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.02(b), Provident agrees that its obligations pursuant to clause (i) of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Provident of any Provident Takeover Proposal or by the withdrawal or modification by the Board of Directors of Provident, in accordance with clause
(ii) above, of its recommendation to the stockholders of Provident that such stockholders approve and adopt this Agreement, the Reverse Stock Split, the Merger, the issuance of Surviving Corporation Common Stock in the Merger and the other transactions contemplated hereby.

         (c) UNUM (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the "UNUM Stockholders Meeting") for the purpose of obtaining the UNUM Stockholder Approval and (ii) shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of UNUM, after consultation with outside counsel, the failure to take the foregoing action would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.03(b), UNUM agrees that its obligations pursuant to clause (i) of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to UNUM of any UNUM Takeover Proposal or by the withdrawal or modification by the Board of Directors of UNUM, in accordance with clause (ii) above, of its recommendation to the stockholders of UNUM that such stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

         (d) UNUM and Provident will use all reasonable efforts to hold the Provident Stockholders Meeting and the UNUM Stockholders Meeting on the same date and as soon as practicable after the date hereof.

         SECTION 5.02. Letters of Provident's Accountants. Provident shall use reasonable efforts to cause to be delivered to UNUM two letters from Provident's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to UNUM, in form and substance reasonably satisfactory to UNUM and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 5.03. Letters of UNUM's Accountants. UNUM shall use reasonable efforts to cause to be delivered to Provident two letters from UNUM's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Provident, in form and substance reasonably satisfactory to Provident and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement dated as of September 21, 1998, between UNUM and Provident (the "Confidentiality Agreement") and as otherwise required by applicable law, including, without limitation, any applicable antitrust laws, each of Provident and UNUM shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Provident and UNUM shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws (b) all Provident SAP Statements or UNUM SAP Statements, as the case may be, and (c) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of Provident and UNUM will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         SECTION 5.05. Filings; Other Action. Subject to the terms and conditions provided in this Agreement, UNUM and Provident shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and other regulatory filings with any relevant Governmental Entity with respect to the Merger and the transactions contemplated by this Agreement, the Option Agreements and, in the case of UNUM, the Stockholders Agreement; and (b) use their respective reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under this Agreement and applicable laws and regulations to obtain as promptly as practicable all consents, approvals, orders, authorizations, registrations and permits required to be obtained from any Governmental Entity or third party in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, the Option Agreements and, in the case of UNUM, the Stockholders Agreement as soon as practicable after the date hereof; provided, however, that neither Provident nor UNUM will be required to agree to, or proffer to, (i) divest or hold separate any of Provident's, UNUM's or any of their respective affiliates' businesses or assets or (ii) cease to conduct business or operations in any jurisdiction in which Provident, UNUM or any of their respective subsidiaries conducts business or operations as of the date of this Agreement.

         SECTION 5.06. Stock Options and Restricted Stock Units. (a) As soon as practicable following the date of this Agreement, the Board of Directors of UNUM (or, if appropriate, any committee administering the UNUM Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

         (i) adjust the terms of all outstanding UNUM Stock Options granted under the UNUM Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each such UNUM Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, subject to the prior effectiveness of the Reverse Stock Split, into an option to acquire one share of Surviving Corporation Common Stock for each share of UNUM Common Stock subject to such UNUM Stock Option (each, as so adjusted, an "Adjusted Option"); and

         (ii) make such other changes to the UNUM Stock Plans as Provident and UNUM may agree are appropriate to give effect to the Merger, including as provided in Section 5.07.

         (b) As soon as practicable following the date of this Agreement, the Board of Directors of Provident (or, if appropriate, any committee administering the Provident Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

         (i) all outstanding Provident Stock Options granted under the Provident Stock Plans, whether vested or unvested, shall be adjusted in accordance with their terms to provide that at the effectiveness of the Reverse Stock Split each such Provident Stock Option outstanding immediately prior to the effectiveness of the Reverse Stock Split shall be converted into an option to acquire a number of shares of Provident Common Stock giving effect to the Reverse Stock Split at an exercise price that is correspondingly adjusted; and

         (ii) make such other changes to the Provident Stock Plans as Provident and UNUM may agree are appropriate to give effect to the Merger, including as provided in Section 5.07.

         (c) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of UNUM Stock Options appropriate notices setting forth such holders' rights pursuant to the respective UNUM Stock Plans and the agreements evidencing the grants of such UNUM Stock Options and that such UNUM Stock Options and agreements shall be assumed by the Surviving Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

         (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to the Surviving Corporation, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related UNUM Stock Plan.

         (e) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the UNUM Stock Options, all restrictions or limitations on transfer and vesting with respect to the

UNUM Stock Options awarded under the UNUM Stock Plans or any other plan, program or arrangement of UNUM or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by the Surviving Corporation as set forth above.

         SECTION 5.07. UNUM Stock Plans and Certain Employee Matters. (a) At the Effective Time, by virtue of the Merger, the UNUM Stock Plans shall be assumed by the Surviving Corporation, with the result that all obligations of UNUM under the UNUM Stock Plans, including with respect to awards outstanding at the Effective Time under each UNUM Stock Plan, shall be obligations of the Surviving Corporation following the Effective Time. Prior to the Effective Time, Provident shall take all necessary actions (including, if required, to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders at the Provident Stockholders Meeting) for the assumption of the UNUM Stock Plans, including the reservation, issuance and listing of shares of Surviving Corporation Common Stock in a number at least equal to the number of shares of Surviving Corporation Common Stock that will be subject to Adjusted Options. No later than the Effective Time, Provident shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Surviving Corporation Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options or any unsettled awards granted under the UNUM Stock Plans after the Effective Time remain outstanding.

         (b) Following the Effective Time, Provident, as the Surviving Corporation in the Merger, will assume and honor all obligations under employment agreements of UNUM the existence of which does not constitute a violation of this Agreement in accordance with the terms thereof.

         (c) UNUM and Provident agree to take or cause to be taken all other actions described in Schedule 5.07.

         SECTION 5.08. Indemnification, Exculpation and Insurance. (a) Provident agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of UNUM or Provident and their respective subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of UNUM or Provident, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of UNUM or Provident who become directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.08.

         (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the better of UNUM's and Provident's respective current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by either UNUM's or Provident's respective directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor policies of the Surviving Corporation or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided further, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 150% of the higher of (x) the aggregate premiums paid by UNUM in 1998 and (y) the aggregate premiums paid by Provident in 1998, in each case on an annualized basis for such purpose and that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this
Section 5.08(c) in excess of 150%
of the higher of the two amounts of aggregate premiums paid by UNUM and Provident in 1998 on an annualized basis for such purpose.

         (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         SECTION 5.09. Fees and Expenses. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreements, the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of UNUM and Provident shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees). Provident shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of UNUM's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger. UNUM shall cooperate with Provident in the filing of such returns including, in the case of UNUM, supplying in a timely manner a complete list of all real property interests held by UNUM and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of UNUM subject to the Real Estate Transfer Taxes shall be as agreed to between UNUM and Provident.

         (b) In the event that (1) a Provident Takeover Proposal shall have been made known to Provident or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Provident Takeover Proposal and thereafter this Agreement is terminated by either UNUM or Provident pursuant to
Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated (x) by Provident pursuant to Section 7.01(h) or (y) by UNUM pursuant to Section 7.01(e) or
Section 7.01(f), then Provident shall promptly, but in no event later than the date of such termination, pay UNUM a fee equal to $150 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to UNUM pursuant to clause (1) of this paragraph (b) or pursuant to a termination by UNUM pursuant to Section 7.01(e) or Section 7.01(f) unless and until within 18 months of such termination Provident or any of its subsidiaries enters into any Provident Acquisition Agreement or consummates any Provident Takeover Proposal (for the purposes of the foregoing proviso the terms "Provident Acquisition Agreement" and "Provident Takeover Proposal" shall have the meanings assigned to such terms in Section
4.02 except that the references to "15%" in the definition of "Provident Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "35%" and "Provident Takeover Proposal" shall only be deemed to refer to a transaction involving Provident, or with respect to assets (including the shares of any subsidiary) of Provident and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. Provident acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, UNUM would not enter into this Agreement; accordingly, if Provident fails promptly to pay the amount(s) due pursuant to this Section 5.09(b), and, in order to obtain such payment, UNUM commences a suit which results in a judgment against Provident for the fee set forth in this Section 5.09(b), Provident shall pay to UNUM its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee(s) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         (c) In the event that (1) a UNUM Takeover Proposal shall have been made known to UNUM or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a UNUM Takeover Proposal and thereafter this Agreement is terminated by either UNUM or Provident pursuant to Section 7.01(b)(i) or (iii) or (2) this Agreement is terminated (x) by UNUM pursuant to
Section 7.01(d) or (y) by Provident pursuant to Section 7.01(i) or Section 7.01(j), then UNUM shall promptly, but in no event later than the date of such termination, pay Provident the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Provident pursuant to clause (1) of this paragraph (c) or pursuant to a termination by Provident pursuant to Section 7.01(i) or Section 7.01(j) unless and until within 18 months of such termination UNUM or any of its subsidiaries enters into any UNUM Acquisition Agreement or consummates any UNUM Takeover Proposal (for the purposes of the foregoing proviso the terms "UNUM Acquisition Agreement" and "UNUM Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03 except that the references to "15%" in the definition of "UNUM Takeover Proposal" in Section 4.03(a) shall be deemed to be references to "35%" and "UNUM Takeover Proposal" shall only be deemed to refer to a transaction involving UNUM, or with respect to assets (including the shares of any subsidiary) of UNUM and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. UNUM acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Provident would not enter into this Agreement; accordingly, if UNUM fails promptly to pay the amount(s) due pursuant to this Section 5.09(c), and, in order to obtain such payment, Provident commences a suit which results in a judgment against UNUM for the fee set forth in this Section 5.09(c), UNUM shall pay to Provident its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee(s) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         SECTION 5.10. Public Announcements. UNUM and Provident will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, the Option Agreements and the Stockholders Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholders Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.11. Affiliates. As soon as practicable after the date hereof, and, in any event no later than 40 days prior to the Closing Date, UNUM shall deliver to Provident a letter identifying all persons who are, in the


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                                                                              61

opinion of UNUM, at the time this Agreement is submitted for adoption by the stockholders of UNUM, "affiliates" of UNUM for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board ("APB No. 16") and applicable SEC rules, regulations and interpretations thereunder. UNUM shall use reasonable efforts to cause each such person to deliver to Provident 30 days prior to the Closing Date, a written agreement substantially in the form attached as Exhibit C-1 hereto. As soon as practicable after the date hereof, and, in any event no later than 40 days prior to the Closing Date, Provident shall deliver to UNUM a letter identifying all persons who are, in the opinion of Provident, at the time this Agreement is submitted for adoption by the stockholders of Provident, "affiliates" of Provident for purposes of qualifying the Merger for pooling of interests accounting treatment under APB No. 16 and applicable SEC rules, regulations and interpretations thereunder. Provident shall use reasonable efforts to cause each such person to deliver to UNUM 30 days prior to the Closing Date, a written agreement substantially in the form attached hereto as Exhibit C-2.

         SECTION 5.12. NYSE Listing and De-Listing. Provident shall use reasonable efforts to cause the Surviving Corporation Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the UNUM Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         SECTION 5.13. Stockholder Litigation. Each of Provident and UNUM shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Provident or UNUM, as applicable, and its directors relating to the transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement.

         SECTION 5.14. Tax Treatment. Each of UNUM and Provident shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

         SECTION 5.15. Pooling of Interests. Each of Provident and UNUM shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, the Option Agreements and the Stockholders Agreement to be accounted for as a pooling of interests under APB No. 16 and applicable SEC rules, regulations and interpretations thereunder, and such accounting treatment to be accepted by each of Provident's and UNUM's independent certified public accountants, and by the SEC, respectively, and each of Provident and UNUM agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

         SECTION 5.16. Rights Agreement. The Board of Directors of UNUM shall take all further action (in addition to that referred to in Section 3.02(w)) reasonably requested in writing by Provident in order to render UNUM's Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreements, and the Stockholders Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Option Agreements, and the Stockholders Agreement, UNUM's Board of Directors shall not, without the prior written consent of Provident, (a) amend the UNUM Rights Agreement or (b) take any action with respect to, or make any determination under, the UNUM Rights Agreement, including, a redemption of the UNUM Rights or any action to facilitate a UNUM Takeover Proposal.

         SECTION 5.17. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Provident nor UNUM shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, Provident or UNUM, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         SECTION 5.18. Stockholder Agreement Legend. Provident will inscribe upon any certificate representing Subject Shares (as defined in the Stockholders Agreement) tendered by a Stockholder (as defined in the Stockholders Agreement) in connection with any proposed transfer of any Subject Shares by such Stockholder in accordance with the terms of the Stockholders Agreement the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF Provident, INC., REPRESENTED BY THIS CERTIFICATE ARE SUBJECT

TO A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 22, 1998, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF PROVIDENT COMPANIES, INC."; and Provident will return such certificate containing such inscription to such Stockholder within three business days following Provident's receipt thereof.

         SECTION 5.19. Reverse Stock Split. Provident shall take all actions necessary to cause the Reverse Stock Split to become effective immediately prior to the Effective Time (provided that Provident's obligation to cause the Reverse Stock Split to become effective shall be subject to the prior satisfaction or waiver, as applicable, of each of the conditions to the respective obligation of each party to effect the Merger set forth in Article VI (other than Section 6.01(h)) shall have been satisfied or waived), including arranging for the exchange of certificates representing Provident Common Stock for certificates representing Surviving Corporation Common Stock following the effectiveness of the Reverse Stock Split.


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

         SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approvals. Each of the Provident Stockholder Approval and the UNUM Stockholder Approval shall have been obtained.

         (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (c) Certain Other Approvals. Each of the Designated Insurance Approvals and the Other State Insurance Approvals shall have been made or obtained, except, in the case of the Other State Insurance Approvals, those Other State Insurance Approvals the failure of which to obtain, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the combined businesses of UNUM and Provident (and their subsidiaries), assuming for purposes of this Section 6.01(c) that the Merger is closed and consummated as contemplated by this Agreement, and each such State Insurance Approval shall have been obtained free of any conditions (other than those conditions that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on such combined businesses).

         (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or the other transactions contemplated by this Agreement or (ii) which otherwise, individually or in the aggregate, is reasonably likely to have a material adverse effect on the combined businesses of UNUM and Provident (and their subsidiaries) assuming for the purpose of this Section 6.01(d) that the Merger is closed and consummated as contemplated by this Agreement; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as practicable any such Restraints that may be entered.

         (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (f) NYSE Listing. The shares of Surviving Corporation Common Stock issuable to the holders of UNUM Common Stock as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

         (g) Pooling Letters. UNUM and Provident shall have each received (i) from UNUM's independent accountants a letter, dated as of the Closing Date and addressed to Provident and UNUM, to the effect that, subject to customary qualifications, UNUM meets the requirements to be a party to a pooling of interests transaction for financial reporting purposes under APB No. 16 and applicable SEC rules, regulations and interpretations thereunder and (ii) from Provident's independent accountants a letter, dated as of the Closing Date and addressed to Provident and UNUM, to the effect that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes under APB No. 16 and applicable SEC rules, regulations and interpretations thereunder.

         (h) Reverse Stock Split. The Reverse Stock Split shall have become effective.

         SECTION 6.02. Conditions to Obligations of UNUM. The obligation of UNUM to effect the Merger is further subject to satisfaction or waiver by UNUM of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Provident set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a material adverse effect on Provident, and UNUM shall have received a certificate signed on behalf of Provident by an executive officer of Provident to such effect.

         (b) Performance of Obligations of Provident. Provident shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and UNUM shall have received a certificate signed on behalf of Provident by an executive officer of Provident to such effect.

         (c) Tax Opinions. UNUM shall have received from Cravath, Swaine & Moore, counsel to UNUM, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that UNUM and Provident will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for UNUM shall be entitled to rely upon representations of officers of UNUM and Provident substantially in the form of Exhibits D and E hereto.

         SECTION 6.03. Conditions to Obligations of Provident. The obligation of Provident to effect the Merger is further subject to satisfaction or waiver by Provident of the following conditions:

         (a) Representations and Warranties. The representations and warranties of UNUM set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a material adverse effect on UNUM, and Provident shall have received a certificate signed on behalf of UNUM by an executive officer of UNUM to such effect.

         (b) Performance of Obligations of UNUM. UNUM shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Provident shall have received a certificate signed on behalf of UNUM by an executive officer of UNUM to such effect.

         (c) Tax Opinions. Provident shall have received from Sullivan & Cromwell, counsel to Provident, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that UNUM and Provident will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for Provident shall be entitled to rely upon representations of officers of UNUM and Provident substantially in the form of Exhibits D and E hereto.

         SECTION 6.04. Frustration of Closing Conditions. Neither UNUM nor Provident may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, the Option Agreements and the Stockholders Agreement, as required by and subject to Section 5.05.


                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

         SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Provident Stockholder Approval or the UNUM Stockholder
Approval:

         (a) by mutual written consent of UNUM and Provident;

         (b) by either UNUM or Provident:

              (i) if the Merger shall not have been consummated by November 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

              (ii) if the Provident Stockholder Approval shall not have been obtained at the Provident Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a proper vote on such matters was taken;

              (iii) if the UNUM Stockholder Approval shall not have been obtained at the UNUM Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a proper vote on such matters was taken; or

              (iv) if any Restraint having any of the effects set forth in
         Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

         (c) by UNUM, if Provident shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
     Section 6.02(a) or (b) and (B) is incapable of being cured by Provident;

         (d) by UNUM in accordance with Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, UNUM shall have complied with all provisions contained in
     Section 4.03, including the notice
     provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09(c);

         (e) by UNUM, if Provident or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.02;

         (f) by UNUM, if the Board of Directors of Provident or any committee thereof shall have withdrawn or modified in a manner adverse to UNUM its approval or recommendation of the Merger or this Agreement;

         (g) by Provident, if UNUM shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
     Section 6.03(a) or (b) and (B) is incapable of being cured by UNUM;

         (h) by Provident in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this subparagraph
     (h) to be deemed effective, Provident shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09(b);

         (i) by Provident, if UNUM or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.03; or

         (j) by Provident, if the Board of Directors of UNUM or any committee thereof shall have withdrawn or modified in a manner adverse to Provident its approval or recommendation of the Merger or this Agreement.

         SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Provident or UNUM as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of UNUM or Provident, other than the provisions of
Section 3.01(p), Section 3.02(p), the last sentence of Section 5.04, Section 5.09, this Section 7.02, Article VIII, the Confidentiality Agreement and the letter agreement, dated as of October 13, 1998 between UNUM and Provident (the "Letter Agreement") which provisions and agreements survive such termination, and termination of this Agreement will not relieve a breaching party from liability for any wilful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement giving rise to such termination.

         SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Provident Stockholder Approval or the UNUM Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Provident or UNUM without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of UNUM or Provident, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                  ARTICLE VIII

                               General Provisions
                               ------------------

         SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit (a) any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or (b) the survival of Section 3.01(p), Section 3.02(p), the last sentence of Section 5.04, Section 5.09, Section 7.02, this Article VIII, the Confidentiality Agreement and the Letter Agreement, as set forth in Section 7.02.

         SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to UNUM, to

             UNUM Corporation
             2211 Congress Street
             Portland, Maine 04122

             Telecopy No.: (207) 770-4377

             Attention: Kevin J. Tierney

             with a copy to:

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, New York 10019

             Telecopy No.: (212) 474-3700

             Attention: Robert A. Kindler; and

         (b) if to Provident, to

             Provident Companies, Inc.
             1 Fountain Square
             Chattanooga, Tennessee 37402

             Telecopy No.: (423) 755-5036

             Attention: F. Dean Copeland
             with copies to:

             Sullivan & Cromwell
             125 Broad Street
             New York, New York 10004

             Telecopy No.: (212) 558-3588

             Attention: H. Rodgin Cohen

         SECTION 8.03. Definitions. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry;

         (c) "material adverse change" or "material adverse effect" means, when used in connection with Provident or UNUM, any change, effect, event, occurrence or state of facts that (x) is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, (y) materially impairs the ability of such party to perform its obligations under this Agreement or the Option Agreements or (z) prevents the consummation of any of the transactions contemplated by this Agreement, the Option Agreements or, in the case of UNUM, the Stockholders Agreement other than any (1) change, effect, event, occurrence or state of facts (I) that occurs as a result of any act or omission of either party hereto that has been previously consented to in writing by the other party hereto or (II) relating to (i) the United States economy or securities markets in general,
     (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) to the insurance industry in general, and not specifically relating to Provident or UNUM or their respective subsidiaries, or (iv) any decline in the share price of either Provident Common Stock or UNUM Common Stock

     (but, with respect to either party, excluding any change or effect underlying such decline to the extent such change or effect would otherwise constitute a material adverse effect on such party) or (2) mandated change in U.S. generally accepted accounting principles or interpretations thereof or statutory accounting practices prescribed or permitted by the applicable insurance regulatory authorities or interpretations thereof not applying specifically to Provident and UNUM;

         (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

         (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

         SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreements, the Stockholders Agreement, the Confidentiality Agreement and the Letter Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.09. Enforcement; Waiver of Jury Trial. (a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OPTION AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OPTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OPTION AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OPTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09(b).

         SECTION 8.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


                  IN WITNESS WHEREOF, UNUM and Provident have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        UNUM CORPORATION,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title: Chairman and Chief
                                                   Executive Officer

                                        PROVIDENT COMPANIES, INC.,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title: Chairman, President
                                                   and Chief Executive
                                                   Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT



                                               Index of Defined Terms
                                               ----------------------

Term                                              Page      Millennium Functionality.............................22

Adjusted Option......................................54     Term                                               Page
affiliate............................................71
APB No.16............................................61     NYSE..................................................9
Certificate of Merger.................................3     Option Agreements.....................................2
Closing...............................................2     Other State Insurance
Closing Date..........................................2         Approvals........................................ 9
Code..................................................1     Permits..............................................17
Confidentiality Agreement............................53     person...............................................72
Designated Insurance Approvals.......................25     Ratio................................................19
Designated State Insurance                                  Real Estate Transfer Taxes...........................58
    Approvals.........................................9     Reinsurance Agreements...............................21
DGCL..................................................2     Restraints...........................................64
Effective Time....................................... 3     Reverse Stock Split..................................18
Environmental Laws...................................17     SARs................................................. 6
ERISA................................................14     SEC.................................................. 5
Exchange Act..........................................8     Securities Act....................................... 8
Form S-4..............................................8     State Insurance Approvals.............................9
Governmental Entity.................................. 8     Stockholders Agreement................................2
Hazardous Material...................................18     subsidiary...........................................72
HSR Act.............................................. 8     Surviving Corporation.................................1
Insurance Laws.......................................11     Third-Party Intellectual
Intellectual Property................................21         Property Rights..................................21
Joint Proxy Statement................................ 8     UK Insurance Approval................................26
knowledge............................................71     Provident.............................................1
Letter Agreement.....................................68     Provident Acquisition
UNUM..................................................1         Agreement........................................46
UNUM Acquisition Agreement...........................49     Provident Applicable Period..........................46
UNUM Applicable Period...............................48     Provident Benefit Plans..............................14
UNUM Benefit Plans...................................30     Provident Common Stock................................1
UNUM Common Stock.....................................1     Provident Disclosure Schedule.........................5
UNUM Disclosure Schedule.............................22     Provident Filed SEC Documents........................12
UNUM Filed SEC Documents.............................29     Provident Form 10-K...................................5
UNUM Form 10-K.......................................23     Provident Insurance
UNUM Insurance Subsidiaries..........................27         Subsidiaries.....................................10
UNUM Intellectual Property                                  Provident Intellectual
    Rights...........................................37         Property Rights..................................21
UNUM Notice..........................................48     Provident Notice.....................................46
UNUM Option...........................................2     Provident Option......................................2
UNUM Pension Plans...................................30     Provident Pension Plans..............................14
UNUM Rights..........................................23     Provident SAP Statements.............................10
UNUM Rights Agreement................................23     Provident SEC Documents.............................. 9
UNUM Rights Plan Amendment...........................37     Provident Stock Options.............................. 6
UNUM SAP Statements..................................27     Provident Stock Option
UNUM SEC Documents...................................26         Agreement.........................................2
UNUM Stock Options...................................23     Provident Stock Plans................................ 6
UNUM Stock Option Agreement.......................... 2     Provident Stockholder
UNUM Stock Plans.....................................23         Approval.........................................18
UNUM Stockholder Approval............................35     Provident Stockholders
UNUM Stockholders Meeting............................52         Meeting..........................................51
UNUM Superior Proposal...............................49     Provident Superior Proposal..........................47
UNUM Takeover Proposal...............................48     Provident Takeover Proposal..........................46
material adverse change..............................71     Welfare Plan.........................................14
material adverse effect..............................71
Merger................................................1


                                                                     EXHIBIT A-1
                                                         TO THE MERGER AGREEMENT



                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                           UNUM PROVIDENT CORPORATION


    FIRST: The name of the Corporation is UNUM Provident Corporation.

    SECOND: The address of the registered office of the Corporation in the state of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

    FOURTH: A. The total number of shares of capital stock which the Corporation shall have authority to issue is 500,000,000 shares, consisting of 475,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock") and 25,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock").

    B. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the Board of Directors of the Corporation (the "Board of Directors"), each such class or series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for classes or series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such class or series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

    (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

    (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

    (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

    (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

    (7) The voting powers, if any, of the holders of such class or series of Preferred Stock.

    C. Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

    D. Except as provided in this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him.

    FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and stockholders:

    (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

    (2) The Board of Directors shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, subject to Article III, Section 11 of the By-laws of the Corporation. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.

    (3) Upon, or as soon as practicable following, the filing of the Certificate of Merger to which this Certificate of Incorporation is attached, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed in accordance with the terms of this Certificate of Incorporation or the By-laws, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to the Director's prior death, resignation, disqualification or removal from office. The stockholders shall not have the right to remove any one or all of the Directors except for cause and in that event only by the affirmative vote of the holders of eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as hereinafter defined) voting together as a single class. Any vacancy on the Board of Directors that results from a newly created Directorship shall only be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors shall only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

    (4) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Section B of Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to Paragraph (2) of this Article FIFTH unless expressly provided by such terms. Election of Directors need not be by written ballot unless the By-Laws so provide.

    (5) The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

    (6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and the By-laws.

    (7) Except as may be otherwise determined by the Board of Directors in fixing the terms of any class or series of Preferred Stock pursuant to Article FOURTH hereof, no action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation and the right of stockholders to act by written consent in lieu of a meeting is specifically denied.

    SIXTH: A. The Board of Directors shall have concurrent power with the stockholders as set forth in this Certificate of Incorporation to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

    B. Subject to Article III, Section 11 of the By-laws, the Board of Directors may amend the By-Laws of the Corporation upon the affirmative vote of the number of directors which shall constitute, under the terms of the By-Laws, the action of the Board of Directors. Stockholders may not amend the By-Laws of the Corporation except upon the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock voting together as a single class.

    SEVENTH: A. In addition to any affirmative vote required by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise, except as otherwise expressly provided in Section B of this Article SEVENTH, the Corporation shall not engage, directly or indirectly, in any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) without the affirmative vote of (i) not less than eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock voting together as a single class, and (ii) not less than a majority of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock which are beneficially owned by persons other than such Interested Stockholder voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. The provisions of Section A of this Article SEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, this Certificate of Incorporation, the By-Laws of the Corporation, or otherwise, if such Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

    C. For the purposes of this Certificate of Incorporation:

    (1) The term "Business Combination" shall mean:

        (a) any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

        (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) between the Corporation or any Subsidiary and any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder the value of which would constitute, immediately prior to such transaction, a Substantial Part (as hereinafter defined) of the assets of the Corporation; or

        (c) the adoption of any plan or proposal for the liquidation or dissolution of, or similar transaction involving, the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

        (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

        (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

    (2) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

    (3) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    (4) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan or any trust or any other entity formed for the purposes of holding Voting Stock for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or any Subsidiary, in each case when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the

  Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing fifteen percent (15%) or more of the votes entitled to be cast by the holders of all then outstanding share of Voting Stock.

    (5) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
  (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    (6) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Act"), (the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

    (7) The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

    (8) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or

  Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors. In order for a Business Combination or other action to be approved, or a fact or other matter to be determined, "by a majority of the Continuing Directors" hereunder, there must be one or more Continuing Directors then serving on the Board of Directors.

    (9) The term "Substantial Part" means assets having an aggregate Fair Market Value (as hereinafter defined) in excess of ten percent (10%) of the book value of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving assets constituting any such Substantial Part.

    (10) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price, during the 30-day period immediately preceding the date in question, of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock, during the 30-day period preceding the date in question, on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

    D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in excess of the amount set forth in Paragraph 1(b) of Section C of this Article SEVENTH. Any such determination made in good faith shall be binding and conclusive on all parties.

    E. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    EIGHTH: When considering a merger, consolidation, Business Combination or similar transaction, the Board of Directors, committees of the Board, individual directors and individual officers may, in considering the best interests of the Corporation and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Corporation, and upon communities in which offices of the Corporation are located.

    NINTH: Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), (i) the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles FIFTH and SIXTH, and (ii) the affirmative vote of the holders of (x) not less than eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock voting together as a single class, and (y) not less than a majority of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock which are beneficially owned by persons other than Interested Stockholders, if any, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles SEVENTH and NINTH; provided, however, that, with respect to Articles FIFTH, SIXTH, SEVENTH and NINTH such special voting requirements shall not apply to, and such special votes shall not be required for, any amendment, repeal or adoption recommended by the Board if a majority of the directors then in office are persons who would be eligible to serve as Continuing Directors.

    TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal of modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

    ELEVENTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                     EXHIBIT A-2
                                                         TO THE MERGER AGREEMENT



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           UNUM PROVIDENT CORPORATION
                     (hereinafter called the "Corporation")


                                    ARTICLE I

                                     OFFICES

    SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

    SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings, at which meetings the stockholders shall elect by a plurality vote the directors to be elected at such meetings, and transact such other business as may properly be brought before the meetings. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Chief Executive Officer or (iii) the President, and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

    SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been trans acted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The foregoing provisions shall be subject to the voting rights of holders of any Preferred Stock of the Corporation and any quorum requirements relating thereto.

    SECTION 5. Voting. Unless otherwise required by law, applicable stock exchange rules or regulations, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of the votes entitled to be cast by the holders of stock represented and entitled to vote thereat and each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    SECTION 6. Proper Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, must be a stockholder of the Corporation of record at the time of the delivery of said notice and must be entitled to vote at the meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of such meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was first made. A stock holder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are beneficially owned by the stock holder and such beneficial owner, (iv) any material interest of the stockholder and such beneficial owner in such business and (v) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    SECTION 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

    SECTION 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

    SECTION 9. (a) Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

    (b) Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE III

                                    DIRECTORS

    SECTION 1. Number and Election of Directors. Subject to Article III, Section 11 of these By-laws, the number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors in the manner prescribed in the Certificate of Incorporation and shall initially be 15, eight of whom shall be designated by UNUM and seven of whom shall be designated by Provident. Except as provided in Section 3 of this Article, the directors to be elected at each Annual Meeting of Stockholders shall be elected by a plurality of the votes cast at such Annual Meeting of Stockholders, and each director so elected shall hold office until the third Annual Meeting following such election and until his successor is duly elected and qualified, or until his earlier resignation, retirement or removal. No person elected or re-elected a director shall, after such person's seventy-second birthday, serve as a director of the Corporation beyond the date of the Corporation's annual meeting ending the term for which such person has been elected; provided, that, no person shall be required to retire because of their age prior to such date. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

    SECTION 2. Nomination Procedures. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation by a stockholder of the Corporation of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was first made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (v) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the "Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, and (b) as to the stockholder giving the notice (i) the name and address of record of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and such beneficial owner and (iii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    SECTION 3. Vacancies. Subject to the provisions of the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors, which increase shall be subject to Article III, Section 11, shall only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

    SECTION 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

    SECTION 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the state of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, the President, or any three directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight
(48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on much shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

    SECTION 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 8. Meetings by Means of Conference Telephone or Similar Communications Equipment. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

    SECTION 9. Committees. (a) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each commit tee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

    (b) The Corporation shall have an Executive Committee which, among any other powers which shall from time to time be granted to such committee by resolution of the Board of Directors, shall have the sole power and authority to recommend nominees to the Board of Directors (i) for election to the Board of Directors at the stockholders meetings at which directors are to be elected, (ii) to fill vacancies on the Board of Directors of the Corporation in between such stockholders meetings and (iii) to serve on, and fill vacancies in, any committee of the Board of Directors.

    (c) Notwithstanding anything to the contrary contained in these By-laws, until July 1, 2001, the Executive Committee will consist of three directors which were initially designated by UNUM Corporation, which will include the Chief Executive Officer of the Corporation (who will serve as Chairman of such committee), and three directors which were initially designated by Provident Companies, Inc., which will include the President, in each case in accordance with the Agreement and Plan of Merger, dated as of November 22, 1998, between UNUM Corporation and Provident Companies, Inc. (the "Merger Agreement").

    SECTION 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or trans action by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

    SECTION 11. Certain Modifications. Notwithstanding anything to the contrary contained in these By-laws, until July 1, 2001, the following actions taken either directly or indirectly by the Board of Directors shall, when a quorum is present, require the affirmative vote of not less than seventy-five percent of the directors voting at a meeting for which proper notice of the actions taken was duly given: (i) any change in the size of the Board of Directors or in the size of any class of directors; (ii) any change in the composition or power and authority of the Executive Committee of the Board of Directors or the chairmanship thereof; (iii) any change or amendment to these By-laws; and (iv) any proposals to be submitted to the stockholders of the Corporation by the Board of Directors. From and after July 1, 2001, any of the actions set forth in clauses (i) through (iv) of the immediately preceding sentence may be taken upon the affirmative vote of the number of directors which shall constitute, under the terms of these By-laws, the action of the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS

    SECTION 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

    SECTION 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

    SECTION 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

    SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer and the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer or the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

    SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

    SECTION 6. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer (provided that until July 1, 2001, the President and the Chief Executive Officer will participate equally in setting the overall strategic direction of the Corporation), have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if neither shall exist, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

    SECTION 7. Vice-Presidents. At the request of the Chief Executive Officer or the President or in the event of either of their absences or inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer and President or in the event of the inability or refusal of the Chief Executive Officer and President to act, shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President.

    SECTION 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    SECTION 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    SECTION 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    SECTION 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    SECTION 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

    SECTION 13. Certain Actions. Notwithstanding anything to the contrary contained in these By-laws, until July 1, 2001, the removal of the current Chairman and Chief Executive Officer or the current President and Chief Operating Officer as of the effective date of the merger contemplated by the Merger Agreement, any modification to the provisions of either of their respective employment contracts which provide their respective terms of office or any modification to either of their respective roles, duties or authority shall, when a quorum is present, require the affirmative vote of seventy-five percent of the directors voting at a meeting for which proper notice of the actions taken was duly given. From and after July 1, 2001, any of the actions set forth in the immediately preceding sentence may be taken upon the affirmative vote of the number of directors which shall constitute, under the terms of these By-laws, the action of the Board of Directors.


                                    ARTICLE V

                                      STOCK

    SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

    SECTION 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

    SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VI

                                     NOTICES

    SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

    SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VII

                               GENERAL PROVISIONS

    SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    SECTION 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

    SECTION 1. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or of Union Mutual Life Insurance Company, a Maine mutual insurance company (the "Mutual Company"), or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    SECTION 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or of the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees and expenses), and, if and to the extent permitted by applicable law, judgments, penalties and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

    SECTION 3. Authorization of Indemnification. (a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article VIII) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought ("disinterested directors"), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees and expenses) incurred by him in connection therewith, without the necessity of authorization in the specific case.

    (b) For purposes of the proviso to the second sentence of Section 3(a), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, the Mutual Company or the person seeking indemnification within the previous three years.

    (c) A "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if
(i) any "person" (as such term is used in sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

    SECTION 4. Good Faith Defined, Etc. (a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation, the Mutual Company or another enterprise, or on information supplied to him by the officers of the Corporation, the Mutual Company or another enterprise, or on information or records given or reports made to the Corporation, the Mutual Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation, the Mutual Company or another enterprise. The term "another enterprise" as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the

Corporation or the Mutual Company as a director, officer, employee or trustee.

    (b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

    (c) References in this Article VIII to "penalties" include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to "serving at the request of the Corporation or the Mutual Company" include any service as a director, officer or employee or former director, officer or employee of the Corporation or the Mutual Company which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

    (d) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this
Article VIII, as the case may be.

    SECTION 5. Right to Indemnification Upon Application; Procedure Upon Application; Etc. Except as otherwise provided in the proviso to Section 2 of this Article VIII:

    (a) Any indemnification under Section 1 or 2 of this Article VIII shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 3 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this
Article VIII.

    (b) The right to indemnification under Section 1 or 2 of this Article VIII or advances under Section 6 of this

Article VIII shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including attorney's fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 9 of this
Article VIII) shall also be indemnified by the Corporation.

    (c) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

    SECTION 6. Expenses Payable in Advance. Expenses (including attorney's fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with Section 3 of this
Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemni-fication as to which all rights of approval have been exhausted or have expired.

    SECTION 7. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under Section 6 of this
Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation or the Mutual Company, other than an action, suit, proceeding or claim seeking, or defending such person's right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

    SECTION 8. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 7 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this
Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

    SECTION 9. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

    SECTION 10. Successors; Meaning of "Corporation". This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause
(ii) below, references to "the Corporation" shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

    SECTION 11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this
Article VIII
shall continue in effect and be enforceable to the fullest extent permitted by law.


                                   ARTICLE IX

                                   AMENDMENTS

    SECTION 1. Power to Amend. The Board of Directors shall have concurrent power with the stockholders as set forth in the By-Laws and the Certificate of Incorporation to make, alter, amend, change, add to or repeal the By-Laws.

    SECTION 2. Required Vote. The Board of Directors may amend the By-Laws upon the affirmative vote of the number of directors which shall constitute, under the terms of the By-Laws, the action of the Board of Directors. Notwithstanding anything to the contrary contained in these By-laws including, without limitation, the last preceding sentence, until July 1, 2001, the amendment of
Article III, Section 11 or Article IV, Section 12 of these By-laws, shall, when a quorum is present, require the affirmative vote of seventy-five percent of the directors voting at a meeting for which proper notice of the actions taken was duly given. Stockholders may not amend the By-Laws except upon the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as such term is defined in the Certificate of Incorporation) voting together as a single class.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT



                Corporate Governance of the Surviving Corporation
                -------------------------------------------------
                          Following the Effective Time
                          ----------------------------



BOARD OF DIRECTORS
------------------

    Composition. The By-laws of the Surviving Corporation will provide that the Board of Directors of the Surviving Corporation will consist of 15 members, eight of whom shall be designated by UNUM and seven of whom shall be designated by Provident and no more than one member appointed by each party shall be an "inside" director (i.e., any individual currently employed by such party or employed by such party within the past three years). Provident shall be deemed to have designated any director which Zurich Insurance Company shall have the right to designate pursuant to the Amended and Restated Relationship Agreement between Provident and Zurich Insurance Company, dated as of May 31, 1996. The current Chairman and Chief Executive Officer of UNUM will serve as Chairman of the Board of Directors of the Surviving Corporation. The current Chairman and the Chief Executive Officer of Provident will serve as President and Chief Operating Officer of the Surviving Corporation and will be a member of the Board of Directors of the Surviving Corporation. Prior to the mailing of the Joint Proxy Statement, each party will designate in writing the individual directors that it is entitled to designate to the Board of Directors and will designate the class to which each is to be assigned understanding that UNUM will designate three directors, two directors and three directors to classes one, two and three, respectively, and Provident will designate two directors, three directors and two directors to classes one, two and three, respectively. Such written designation shall be included as Annex I to this Exhibit B to the Merger Agreement to be incorporated as part of the Joint Proxy Statement.

    Nomination of Directors. The By-Laws of the Surviving Corporation will provide that the Executive Committee of the Board of Directors will recommend nominees to the Board of Directors (i) for election to the Board of Directors at the stockholder meetings at which directors are to be elected, (ii) to fill vacancies on the Board of Directors of the Surviving Corporation in between such stockholders meetings and (iii) to serve on, and fill vacancies in, any Committee of the Board of Directors. The By-Laws will also provide that if a director reaches mandatory retirement age (not less than 70) during the term of a directorship, such director may complete the term of the class to which he or she is elected.

    Composition of the Executive Committee. The By-Laws of the Surviving Corporation will provide that, until July 1, 2001, the Executive Committee will consist of three UNUM directors, including the Chief Executive Officer, and three Provident directors, including the President. The Chief Executive Officer will also serve as the Chairman of the Executive Committee.

EXECUTIVE OFFICERS
------------------

    Composition. The Executive Officers of the Surviving Corporation will initially be the following:


NAME                                                   TITLE

James F. Orr, III........................  Chairman of the Board and Chief
                                           Executive Officer
J. Harold Chandler.......................  President and Chief Operating Officer
F. Dean Copeland.........................  Executive Vice President
Robert W. Crispin........................  Executive Vice President
Elaine D. Rosen..........................  Executive Vice President
Thomas R. Watjen.........................  Executive Vice President

    The employment contracts for each of Mr. Orr and Mr. Chandler will provide that, from the Effective Time until July 1, 2001, Mr. Orr and Mr. Chandler will participate equally in setting the overall strategic direction of the Company.

    From and after July 1, 2001, Mr. Chandler will succeed Mr. Orr as the Chief Executive Officer, and Mr. Orr will thereafter serve as executive Chairman of the Board of Directors, in each case in accordance with the terms of their respective employment contracts.

    Management Committees. At the Effective Time a Corporate Policy Committee and an Operating Committee will be established. The Corporate Policy Committee will consist of Ms. Rosen and Messrs. Orr, Chandler, Copeland, Watjen, and Crispin with Mr. Orr as Chairman. Subject to the authority of the Board of Directors, this committee will assist the Chief Executive Officer and the President in setting the overall strategic direction for the Surviving Corporation. In addition, during the integration period immediately following the Effective Time this committee will serve as the transition committee. Subject to the foregoing, Mr. Watjen will direct the transition and integration team.

    The Operating Committee will consist of Ms. Rosen and Messrs. Orr, Chandler, Copeland, Watjen, and Crispin and may include certain other officers of the Surviving Corporation with Mr. Chandler as Chairman. Subject to the authority of the Board of Directors and the Chief Executive Officer, this committee will assist the President in managing the Surviving Corporation's North American operations.


AMENDMENTS
----------

    The By-Laws of the Surviving Corporation will provide that, until July 1, 2001, the following actions will require the approval of at least 75% of the directors voting at a meeting for which proper notice of the actions taken was duly given (assuming for the purposes of such approval that a quorum is present):

        (i) the removal of Mr. Orr or Mr. Chandler from their executive positions, including the successorship arrangements, or any breach of their respective employment agreements;

        (ii)   any change in the size of the Board of Directors;

        (iii) any change in the composition or power and authority of the Executive Committee of the Board of Directors or the chairmanship thereof;

        (iv)   any change or amendment to the By-Laws; and

        (v) any proposals to be submitted to the stockholders of the Surviving Corporation by the Board of Directors.

                                                                     EXHIBIT C-1
                                                         TO THE MERGER AGREEMENT



                            Form of Affiliate Letter
                            ------------------------
                               for UNUM Affiliates
                               -------------------

Dear Sirs:

         The undersigned, a holder of shares of common stock, par value $.10 per share ("UNUM Common Stock"), of UNUM Corporation, a Delaware corporation ("UNUM"), is entitled to receive in connection with the merger (the "Merger") of UNUM with and into Provident Companies, Inc., a Delaware corporation ("Provident"), securities of Provident, as the surviving corporation in the Merger (the "Surviving Corporation Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of UNUM within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of UNUM for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

         If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Surviving Corporation Securities received by the undersigned in exchange for any shares of UNUM Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Provident will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Surviving Corporation Securities by the undersigned.

         The undersigned hereby represents to and covenants with Provident that the undersigned will not sell, assign or transfer any of the Surviving Corporation Securities received by the undersigned in exchange for shares of UNUM Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Provident or other counsel reasonably satisfactory to Provident or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of Provident, such transaction would not have, directly or indirectly, any adverse consequences for Provident with respect to the treatment of the Merger for tax purposes.

         The undersigned hereby further represents to and covenants with Provident that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of UNUM Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Surviving Corporation Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of UNUM and Provident have been published by Provident, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

         In the event of a sale or other disposition by the undersigned of Surviving Corporation Securities pursuant to Rule 145, the undersigned will supply Provident with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Provident may instruct its transfer agent to withhold the transfer of any Surviving Corporation Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Provident shall cause the transfer agent to effectuate the transfer of the Surviving Corporation Securities sold as indicated in such letter.

         Provident covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Surviving Corporation Securities by the undersigned under Rule 145 in accordance with the terms thereof.

         The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Surviving Corporation Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Provident from independent counsel reasonably satisfactory to Provident to the effect that such legends are no longer required for purposes of the Securities Act.

         There will be placed on the certificates for Surviving Corporation Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as UNUM Provident Corporation shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Surviving Corporation Securities and (ii) the receipt by Provident of this letter is an inducement to Provident's obligations to consummate the Merger.


                                        Very truly yours,



Dated:

                                                                         ANNEX I
                                                                  TO EXHIBIT C-1



[Name]                                                                    [Date]


         On ,                         the undersigned sold the securities of
Provident Companies, Inc. ("Provident"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of UNUM Corporation, a Delaware corporation, with and into Provident.

         Based upon the most recent report or statement filed by Provident with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,





            [Space to be provided for description of the Securities.]

                                                                     EXHIBIT C-2
                                                         TO THE MERGER AGREEMENT



                            Form of Affiliate Letter
                            ------------------------
                            for Provident Affiliates
                            ------------------------

Dear Sirs:

         The undersigned is a holder of shares of common stock, par value $1.00 per share ("Provident Common Stock"), of Provident Companies, Inc., a Delaware corporation ("Provident"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Provident for purposes of qualifying the merger of UNUM Corporation, a Delaware corporation ("UNUM"), and Provident (the "Merger") for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of such fact.

         The undersigned hereby represents to and covenants with Provident that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of Provident Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Provident Common Stock held by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of Provident and UNUM have been published by Provident, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Provident Common Stock and (ii) the receipt by UNUM of this letter is an inducement to UNUM's obligations to consummate the Merger.


                                        Very truly yours,



Dated:

                                                                       EXHIBIT D
                                                        TO THE MERGER AGREEMEDNT



                        [Letterhead of UNUM Corporation]







                                                              November [ ], 1998


Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Sullivan & Cromwell
125 Broad Street
New York, NY 10004


Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated November 22, 1998, among Provident Companies, Inc., a Delaware corporation ("Provident"), and UNUM Corporation, a Delaware corporation ("UNUM"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of UNUM and Provident, the undersigned certifies and represents on behalf of UNUM and as to UNUM, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

         1. The facts relating to the contemplated merger of UNUM with and into Provident (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to UNUM, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

         2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.10 per share, of UNUM (the "UNUM Common Stock") will be converted into common stock, par value $1.00 per share, of Provident ("Provident Common Stock") is the result of arm's length bargaining.

         3. (i) Neither UNUM nor any corporation related to UNUM has acquired or has any present plan or intention to acquire any UNUM Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. To the best knowledge of the management of UNUM, neither Provident nor any corporation that is related to Provident has a present plan or intention to purchase UNUM Common Stock or any Provident Common Stock.

         (ii) For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the
Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to Section 304(c)(3)(B) of the Code).

         4. UNUM has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of or otherwise in connection with, the Merger.

         5. Provident, UNUM and holders of UNUM Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. UNUM has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of UNUM Common Stock. Except to the extent specifically contemplated under the Merger Agreement and the Shareholders Agreement, UNUM has not entered into any arrangement pursuant to which Provident has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of UNUM Common Stock.

         6. The liabilities of UNUM assumed by Provident and the liabilities to which the transferred assets of UNUM are subject were incurred by UNUM in the ordinary course of its business.

         7. UNUM is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         8. UNUM will not take, and to the best knowledge of the management of UNUM there is no present plan or intention by other stockholders of UNUM to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

         9. None of the compensation received by any stockholder-employee of UNUM in respect of periods at or prior to the Effective Time represents separate consideration for any of its UNUM Common Stock. None of the Provident Common Stock that will be received by stockholder-employees of UNUM in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

         10. There is no intercorporate indebtedness existing between Provident (or any of its subsidiaries) and UNUM (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount (other than indebtedness of UNUM (or any of its subsidiaries) acquired by Provident pursuant to the express terms of the Merger Agreement or the Shareholders Agreement).

         11. UNUM is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         12. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of UNUM with respect to the Merger.

         13. No assets of UNUM have been sold, transferred or otherwise disposed of which would prevent Provident from continuing the "historic business" of UNUM or from using a significant portion of the "historic business assets" of UNUM in a business following the Merger (as such terms are defined in Treasury regulation Section 1.368-1(d)).

         14. On the date of the Merger, the fair market value of the assets of UNUM will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

         15. The undersigned is authorized to make all the representations set forth herein on behalf of UNUM.

         The undersigned acknowledges that (i) your respective opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your respective opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

         The undersigned acknowledges that your respective opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                        Very truly yours,

                                        UNUM CORPORATION

                                        by
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT E
                                                         TO THE MERGER AGREEMENT



                    [Letterhead of Provident Companies, Inc.]







                                                              November [ ], 1998


Sullivan & Cromwell
125 Broad Street
New York, NY 10004

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019



Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated November 22, 1998, among Provident Companies, Inc., a Delaware corporation ("Provident"), and UNUM Corporation, a Delaware corporation ("UNUM"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of Provident and UNUM, the undersigned certifies and represents on behalf of Acquirer and as to Acquirer, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

         1. The facts relating to the contemplated merger of Provident with and into UNUM (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to Provident, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

         2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of com mon stock, par value $.10 per share, of UNUM (the "UNUM Common Stock") will be converted into common shares of Provident common stock ("Provident Common Stock") is the result of arm's length bargaining.

         3. (i) Provident has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to Provident to acquire, any Provident Common Stock. To the best knowledge of the management of Provident, no corporation that is related to Provident has a present plan or intention to purchase any Provident Common Stock.

         (ii) For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the
Code) or (b) one corporation owns 50% or more of the total combined voting power of all classes of stock of the other corpo ration that are entitled to vote or 50% or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to Section 304(c)(3)(B) of the Code).

         4. Provident has no present plan or intention, following the Merger to sell or otherwise dispose of more than 20% of the assets held by UNUM immediately prior to the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code.

         5. Provident, UNUM and holders of UNUM Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Except to the extent specifically contemplated under the Merger Agreement and the Stockholders Agreement, Provident has not paid (directly or indirectly) or has not agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred, by any stockholder of UNUM in connection with or as part of the Merger or any related transactions.

         6. Following the Merger, Provident or Provident's "qualified group," as defined in Treasury regulation 1.368-1(d)(4)(ii), intends to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury regulation Section 1.368-1(d)).

         7. Provident is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         8. Provident will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

         9. None of the compensation to be received by any stockholder-employee of UNUM in respect of periods after the Effective Time represents separate consideration for any of its UNUM Common Stock. None of the Provident Common Stock that will be received by any stockholder-employee of UNUM in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

         10. There is no intercorporate indebtedness existing between Provident (or any of its subsidiaries) and UNUM (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount (other than indebtedness of UNUM (or any of its subsidiaries) acquired by Provident pursuant to the express terms of the Merger Agreement or the Stockholders Agreement).

         11. Provident is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         12. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Provident and UNUM with respect to the Merger.

         The undersigned acknowledges that (i) your respective opinions will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your respective opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

         The undersigned acknowledges that your respective opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                        Very truly yours,

                                        PROVIDENT COMPANIES, INC.

                                        by
                                          --------------------------------------
                                          Name:
                                          Title: